EXHIBIT 10.42





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                                    L E A S E


LANDLORD:                  ROBERT C. BAKER, ET AL.

TENANT:                    PROGRAMMER'S PARADISE, INC.

PREMISES:                  18,000 sf BUILD TO SUIT BUILDING
                           SHREWSBURY AVENUE
                           SHREWSBURY, NJ

DATE OF LEASE:             MAY 14, 1997









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                                      INDEX

                                                                            PAGE
                                                                            ----

ARTICLE  1.       DEMISED PREMISES AND TERM.....................................

ARTICLE  2.       USE AND OPERATION.............................................

ARTICLE  2.       RENT..........................................................

ARTICLE  4.       SUBORDINATION.................................................

ARTICLE  5.       CONSTRUCTION..................................................

ARTICLE  6.       ALTERATIONS AND REPAIRS.......................................

ARTICLE  7.       INDEMNITY AND INSURANCE.......................................

ARTICLE  8.       FIRE DAMAGE...................................................

ARTICLE  9.       WAIVER OF SUBROGATION.........................................

ARTICLE 10.       CONDEMNATION..................................................

ARTICLE 11.       ASSIGNMENT AND SUBLETTING.....................................

ARTICLE 12.       COMMON AREA MAINTENANCE.......................................

ARTICLE 13.       UTILITIES.....................................................

ARTICLE 14.       TAXES.........................................................

ARTICLE 15.       REMEDIES OF LANDLORD..........................................

ARTICLE 16.       WAIVER OF TRIAL BY JURY.......................................

ARTICLE 17.       ACCESS TO PREMISES............................................

ARTICLE 18.       NO WAIVER.....................................................

ARTICLE 19.       REQUIREMENTS OF LAW;
                  INSURANCE REQUIREMENTS........................................

ARTICLE 20.       SIGNS.........................................................

ARTICLE 21.       TENANT'S ADDITIONAL COVENANTS.................................

ARTICLE 22.       EASEMENTS FOR UTILITIES.......................................

ARTICLE 23.       CONSENTS AND APPROVALS........................................

ARTICLE 24.       THERE IS NO ARTICLE 24
                  IN THIS LEASE.................................................

ARTICLE 25.       END OF TERM HOLDOVER..........................................

ARTICLE 26.       AUTHORITY TO EXECUTE..........................................

ARTICLE 27.       NOTICES.......................................................

ARTICLE 28.       BROKER........................................................

ARTICLE 29.       MEMORANDUM OF LEASE...........................................

ARTICLE 30.       AIR AND WATER POLLUTION.......................................





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ARTICLE 31.       METHOD OF CALCULATION.........................................

ARTICLE 32.       THERE IS NO ARTICLE 32 IN THIS LEASE..........................

ARTICLE 33.       THERE IS NO ARTICLE 33 IN THIS LEASE..........................

ARTICLE 34.       RELATIONSHIP OF PARTIES.......................................

ARTICLE 35.       CAPTIONS......................................................

ARTICLE 36.       DEFINITIONS...................................................

ARTICLE 37.       ENTIRE AGREEMENT..............................................

ARTICLE 38.       SUCCESSORS IN INTEREST........................................

ARTICLE 39.       EXTENSION OPTION..............................................

ARTICLE 40.       APPROVALS.....................................................



                                    EXHIBITS

         A        SITE PLAN - DEMISED PREMISES
         B        WORK LETTER



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     THIS LEASE,  made as of the 14th day of May, 1997, by and between ROBERT C.
BAKER; GERALD H. BAKER; BAKER FAMILY PARTNERSHIP; ROBERT C. BAKER, TRUSTEE, AND MARTIN S. BERGER, TRUSTEE, UNDER TRUST AGREEMENT DATED MARCH 15, 1984 FOR THE BENEFIT OF ASHLEY S. BAKER; JOHN ORRICO; ALAN M. OSHINS, TRUSTEE UNDER TRUST ESTABLISHED UNDER ARTICLE IV OF THE LAST WILL AND TESTAMENT OF HARVEY B. OSHINS; AND KAREN SPIEGEL, each as to an undivided interest, as tenants-in-common, having their office and P.O. Address c/o National Realty & Development Corp., 3 Manhattanville Road, Purchase, New York 10577 (hereinafter referred to as "Landlord") and PROGRAMMER'S PARADISE, INC., a Delaware corporation, having its principal office at 1163 Shrewsbury Avenue, Shrewsbury, New Jersey 07702 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

     WHEREAS, the Landlord is constructing a building (hereinafter referred to as "Building") for the purposes of office and processing operations for distribution in conjunction with the business being conducted in the office portion of the Building, to be known as _____ Shrewsbury Avenue to be located within the area designated as Lot No. 3/1 (hereinafter referred to as "Lot No. 3/1") on the attached plot plan (hereinafter referred to as "Plot Plan") which is annexed hereto as Exhibit "A" and made a part hereof; and

     WHEREAS, Landlord has constructed other buildings on Lot No. 3/1 commonly known as 1151 Shrewsbury Avenue and 1163 Shrewsbury Avenue (such other buildings and the Building to be constructed by Landlord pursuant to the terms hereof are hereinafter collectively referred to as the "Shrewsbury Business Center") or the "Center"); and

     WHEREAS, Tenant is desirous of leasing from Landlord and Landlord is desirous of leasing to Tenant the premises hereinafter described, upon and subject to the provisions, agreements, covenants and conditions set forth herein;

     NOW, THEREFORE, it is mutually agreed as follows:

                      ARTICLE 1. DEMISED PREMISES AND TERM

     Section 1.01. (a) In consideration of the rents and additional rents hereinafter reserved and all of the provisions, agreements, covenants and conditions hereinafter contained, Landlord hereby leases and demises to Tenant, and Tenant hereby hires, leases and takes from Landlord approximately 18,000 square feet of floor space ("Floor Space"), being the entire Building, more particularly indicated and described by cross-hatching on the Plot Plan (the Building being hereinafter referred to as the "Demised Premises") located on Lot No. 3/1 in the Center located in the BOROUGH OF SHREWSBURY, COUNTY OF MONMOUTH and STATE OF NEW JERSEY, together with all improvements to be constructed thereon by the Landlord for the use of the Tenant, and all easements, tenements and appurtenances thereto, including without limitation, and the use of the parking spaces outlined in red on Exhibit A which shall be reserved for use by Tenant (the aforesaid parking spaces and the drive aisles between said spaces are hereinafter referred to as "Tenant's Parking Area"), it being understood that Landlord shall not be responsible for enforcing the exclusivity of the parking space except with respect to Landlord's employees, agents and contractors, provided, however, that Landlord shall place and maintain signs and/or other markings designating such spaces (as Landlord shall determine as appropriate in Landlord's reasonable discretion) as Tenant's exclusive spaces and shall fully




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cooperate  with Tenant in Tenant's  efforts to enforce the  exclusivity  of such spaces.

     Section 1.01. (b) The parties acknowledge that the Landlord may, at Landlord's sole option, erect and has erected other buildings on Lot No. 3/1 (which may be different in design and construction from the Building). Landlord shall have sole control and discretion in connection with the scope, design and aesthetics of any such additional construction.

     Section 1.01. (c)The Demised Premises are demised and let subject to (i) the existing state of the title thereof; (ii) any state of facts which an accurate survey or physical inspection thereof might disclose; (iii) all zoning regulations, restrictions, rules and ordinances now in effect or hereafter adopted by any governmental authority having jurisdiction; and (iv) any utility, sewer or drainage easements or agreements and the installations made pursuant thereto now existing or hereafter granted or installed; all without representation or warranty by Landlord, except as expressly set forth herein.

     Section 1.02. As long as Tenant occupies the Demised Premises, Tenant, together with its employees, customers, invitees and business guests, shall have the right to use, in common with Landlord, its successors, assigns, tenants, subtenants, designees, concessionaires, licensees and any of their customers, invitees, and business guests, all of the Common Areas (as such term is defined in Section 12.01 hereof) at any time and from time to time existing within Lot No. 3/1, except for areas reserved for the exclusive use of other tenants, occupants, or designees and except for periods of time during which the Common Areas are being repaired, altered or reconstructed. Neither Landlord nor Tenant nor anyone holding under or through either of them shall make any charge for the use of the Common Areas to the other or to the customers, invitees or business guests of Landlord or Tenant or of anyone else hereinbefore granted the right to use the Common Areas, except as provided in Article 12 of this Lease.

     Section 1.03. The term ("Term") of this Lease shall be TEN (10) YEARS AND ONE (1) MONTH from and after the commencement date ("Commencement Date"), which date shall be the date upon which the Demised Premises shall be duly certified by Landlord or Landlord's agent as being substantially complete in accordance with the Plans and Specifications, except for those items, the completion of which will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, and Landlord has delivered to Tenant a Certificate of Occupancy or its equivalent evidencing that the Demised Premises may be occupied for uses set forth in Section 2.01, and shall expire on the date which is TEN
(10) YEARS AND ONE (1) MONTH following the last day of the calendar month in which said Commencement Date shall occur ("Expiration Date").

     Section 1.04. The parties shall, within ten (10) days following request of the other, execute a written document, in recordable form, expressing the Commencement Date and Expiration Date of the Term hereof, as such have been determined in accordance with the provisions of this Lease.

                          ARTICLE 2. USE AND OPERATION

     Section 2.01. Subject to the other provisions of this Lease, Tenant shall occupy and use the Demised Premises solely for office and processing operations and distribution in conjunction with the business being conducted in the office portion of the



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Demised Premises,  and for no other use. Tenant hereby covenants and agrees that it, its successors and assigns, or anyone holding by, through or under them, shall not use, nor permit the use of the Demised Premises for any other use or purpose. Immediately following certification under Section 1.03 above, Tenant shall fixture, furnish and equip the Demised Premises for Tenant's intended business purpose and upon the Commencement Date, Tenant shall occupy and open for business in the Demised Premises.

                                 ARTICLE 3. RENT

     Section 3.01. The annual minimum rental during the Term shall be as follows:

     (A) During the First through Fifth Years of the Term of this Lease: ONE HUNDRED EIGHTY THOUSAND AND 00/100 ($180,000.00) DOLLARS per annum - FIFTEEN THOUSAND AND 00/100 ($15,000.00) DOLLARS per month; and

     (B) During the balance of the Term of this Lease: TWO HUNDRED TWENTY FIVE THOUSAND AND 00/100 ($225,000.00) DOLLARS per annum - EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY AND 00/100 ($18,750.00) DOLLARS per month.

     Notwithstanding anything to the contrary set forth herein, Tenant's obligation to pay annual minimum rent shall commence thirty (30) days following the Commencement Date. Tenant shall have the right, within thirty (30) days following the Commencement Date, to have a licensed independent architect, mutually acceptable to Landlord and Tenant, measure the Demised Premises for the purpose of determining the actual square footage of the Demised Premises. In the event that the actual square footage of the Demised Premises varies by more than 250 square feet from the square footage referenced in Section 1.01(a) of the Lease, the annual minimum rental shall be increased or decreased, as the case may be, so that the annual minimum rental payable during the initial Term shall be at the rate of $10.00 per square foot during the First through the Fifth years of the initial Term and $12.50 per square foot during the balance of the initial Term, based upon the total actual square footage of the Demised Premises.

     Tenant agrees to pay to Landlord the annual minimum rent specified above in lawful money of the United States in equal monthly installments, in advance, on the first day of each calendar month during the Term hereof at the office of Landlord or such other place or to such other person or party as Landlord may designate, without prior demand therefor and without any setoff or deduction whatsoever, except as herein provided. Unless and until Landlord otherwise designates in writing all annual minimum rent and additional rent accruing hereunder shall be paid to National Realty & Development Corp. at 3 Manhattanville Road, Purchase, New York 10577. Annual minimum rent and additional rent shall be prorated for a fraction of a month, if any, based on the number of days within such fractional month.

     Section 3.02. All taxes, charges, costs and expenses which Tenant assumes or agrees to pay under any provision of this Lease, together with any and all other sums which may become due, by reason of any default of Tenant or failure on Tenant's part to comply with the provisions, covenants and conditions of this Lease on Tenant's part to be performed, and each or any of them, shall be collectible and recoverable as additional rent, and, in the event of nonpayment thereof, Landlord shall have all the rights and



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remedies herein provided as in the case of nonpayment of annual minimum rent.

                            ARTICLE 4. SUBORDINATION

     Section 4.01. This Lease and all rights of Tenant hereunder are, and shall be, subject and subordinate to any mortgages, deeds of trust (including blanket mortgages or deeds of trust covering the Demised Premises and/or the Center and/or other properties) or any other security interest which has been or which hereinafter may affect the Demised Premises, and to any ground or underlying leases of all or part of the Center, and to any renewals, modifications, consolidations, replacements and extensions thereof (hereinafter collectively referred to as "Landlord's Financing"). Tenant acknowledges that the interest of Landlord under this Lease may be assigned by Landlord as collateral security to any of the foregoing parties holding interests to which this Lease is subject and subordinate. In the event of foreclosure of any such interest, or termination of any such ground or underlying lease, or in the event of any exercise of the power of sale under any mortgage or other security interest made by Landlord covering the premises of which the Demised Premises forms a part, Tenant shall, at the sole option and direction of any such party, recognize the rights of any such party under and pursuant to the provisions of such collateral assignment and Tenant shall be deemed to have automatically attorned to and acknowledged the purchaser or purchasers upon any foreclosure or sale and recognized such purchaser or purchasers as the Landlord under this Lease. Notwithstanding anything to the contrary set forth herein, this Lease shall not be subordinate to Landlord's Financing unless and until the Landlord has provided Tenant from the holder of Landlord's Financing, a non-disturbance agreement providing that Tenant's occupancy will not be disturbed and that the holder of Landlord's financing will recognize all of Tenant's rights under the lease, provided Tenant is not in default beyond any applicable grace periods. Such non-disturbance agreement may also contain subordination, attornment and such other provisions as are typically requested by commercial lenders in connection with mortgage loans made on properties similar to the Building. It is acknowledged and agreed that this Lease is subject to Landlord obtaining a non-disturbance agreement as described above for the benefit of Tenant from the holder of any mortgage affecting the Demised Premises as of the date of the execution and delivery of this Lease. In the event that such non-disturbance has not been obtained on or before that date which is sixty (60) days following the execution and delivery hereof, Tenant shall have the right to terminate this Lease upon notice to Landlord within said sixty (60) day period otherwise Tenant shall be deemed to have waived the foregoing requirement that Landlord obtain such non-disturbance agreement.

     Section 4.02. Tenant shall, at any time and from time to time, upon not less than ten (10) days prior notice, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not Landlord is in default in the performance of any provision, covenant or condition contained in this Lease, and if so, specifying each such default, and containing any other statements or certifications required by a mortgagee, and/or ground lessor and/or other secured party, it being intended that any statement or certification delivered



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pursuant  to this  Section  may be  relied  upon by any  party to whom it may be delivered by Landlord.

     Section 4.03. If Tenant shall fail or neglect to execute, acknowledge and deliver any documents required by this Article, Landlord, in addition to any other remedies, may, as agent or attorney-in-fact of Tenant, execute, acknowledge and deliver same on behalf of Tenant, and Tenant hereby irrevocably nominates, constitutes and appoints Landlord as Tenant's proper and legal attorney-in-fact for such purpose, hereby ratifying all such acts that Landlord may do as attorney-in-fact of Tenant.

                             ARTICLE 5. CONSTRUCTION

     Section 5.01. Landlord, at Landlord's sole cost and expense, shall construct the Demised Premises for Tenant at the approximate location as indicated on the Plot Plan and having the approximate dimensions shown thereon. The plans ("Plans") for the Demised Premises shall be prepared by architects and engineers selected by Landlord, substantially in accordance with the Work Letter specifications annexed hereto and made a part hereof as Exhibit B and the interior space plan for the Demised Premises received and approved by Landlord and which plan is annexed to this Lease as Exhibit B-1 (the work to be performed by Landlord in the Demised Premises is hereinafter sometimes referred to as "Landlord's Work" and Exhibits B and B-1 are herein sometimes referred to as the "Work Letter"). Landlord shall reimburse Tenant the amount of $3,000.00, within thirty (30) days after submission of a bill therefor, for the costs of providing such interior space plan. Following the execution and delivery of this Lease, Landlord agrees to prepare and furnish to Tenant a set of plans and specifications for the Landlord's Work. The plans and specifications shall be prepared by a licensed architect retained by Landlord. To the extent such Plans are in compliance with said Work Letter, the Plans shall be deemed approved by Tenant. Tenant agrees to review the plans and specifications and in each case to approve same or to state what reasonable changes, if any, Tenant requires therein within ten (10) days after receipt thereof. Any changes requested by Tenant shall not be deemed reasonable in the event that same is not in compliance with the Work Letter unless Tenant agrees to pay for any additional work not in compliance with the Work Letter as a "Tenant extra" in accordance with the terms of Exhibit B. If Tenant requires any reasonable changes, Landlord shall cause the plans and specifications to be revised in accordance with any reasonable requirements of Tenant and to resubmit same to Tenant for Tenant's review within ten (10) days after receipt of Tenant's changes. The revisions and resubmissions shall continue until Tenant shall have approved the plans and specifications (said approved plans and specifications being hereinafter called the "Plans"). The Plans shall be final and shall not be changed by Landlord or Tenant without the prior consent of the parties. In the event that Landlord and Tenant are unable to agree on the plans and specifications within forty-five
(45) days from the date the initial submission of the plans and specifications by Landlord to Tenant, Landlord and Tenant agree to settle any such dispute by arbitration using the procedure set forth in Article 39 of this Lease for the selection of an arbitrator (except that the arbitrator shall be an "AIA member architect").

     Section 5.02. Landlord or Landlord's contractor shall give Tenant notice when the Demised Premises are complete to the extent that it is practicable for Tenant to enter therein for the performance of work by Tenant necessary to occupy the Demised Premises and open for business, and if such notice shall be given,



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Tenant shall promptly thereafter commence all work that is necessary to open the
Demised Premises for business. Subject to the foregoing provisions of this Section, Tenant shall have the right to install its fixtures and equipment during construction, provided Tenant does not interfere with the construction of the Demised Premises or Building, and all work is performed in such manner and with such labor as shall not interfere with the performance of Landlord's Work, and, further, provided, that insurance meeting the requirements of Section 7.02 is furnished to Landlord prior to any such entry. Such entry into the Demised Premises by Tenant prior to the Commencement Date is and shall be at the Tenant's sole cost and risk, and the provisions of Section 7.01 and Section 7.02 shall be applicable during any such period prior to the Commencement Date. All fixturing and/or other work to be performed by or on behalf of Tenant (other than Landlord's Work hereunder) shall be done in accordance with plans and specifications therefor submitted to and approved by Landlord prior to the commencement of such fixturing and/or other work, which approval shall not be unreasonably withheld, and in accordance with and subject to the provisions of
Article 19 hereof. No changes shall be made in said plans and specifications nor shall there be any deviation in the prosecution of the work in accordance with said plans and specifications without Landlord's prior written approval.

     Section 5.03. If Tenant claims that some or all of the construction requirements imposed upon Landlord pursuant to the provisions of this Lease have not been complied with by Landlord upon delivery of notice of substantial completion of Landlord's work, as provided herein, Tenant shall, within forth five (45) days of said date, submit to Landlord a written list of the work Tenant claims remains to be performed by Landlord, and Landlord shall have ninety (90) days thereafter to complete such work. If Landlord fails to complete such work, the sole remedy of Tenant shall be to complete such work and Tenant shall have the right to set off the cost thereof from the rent due Landlord in order to reimburse Tenant for the cost and expense of completion of the work. Upon written request of Landlord, Tenant will, within five (5) days following request (but not sooner than the date required by the first sentence of the Section), furnish to Landlord a written statement that the construction of the Demised Premises has been completed in accordance with Landlord's obligations or in lieu thereof, a list of the work Tenant claims to be incomplete.

     Section 5.04. Promptly following the Approvals Date (as hereinafter defined), Landlord shall proceed with all due diligence to substantially complete the construction of the Demised Premises. In the event that Landlord has not commenced construction of the Demised Premises within ninety (90) days following the Approvals Date, Tenant shall have the right, upon written notice given to Landlord prior to the start of construction, to terminate this Lease, and in such event, Landlord and Tenant shall be released from any and all rights and obligations hereunder, excepting those, if any, accruing prior to the date of termination. In the event that the building to be constructed on the Demised Premises is not fully enclosed and/or the utility services for such building are not in place at such building on or prior to that date which is fifteen (15) months following the Approvals Date, then, in such event, Tenant shall have the right, upon written notice given to Landlord prior to the substantial completion of such work, to terminate this Lease, and in such event, Landlord and Tenant shall be released from any and all rights and obligations hereunder, excepting those, if any, accruing prior to the date of termination. Notwithstanding anything to the contrary set forth herein, if Tenant has not elected to terminate the Lease pursuant to the



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provisions  hereinabove  set forth in this Section 5.04,  and  possession of the
Demised Premises with Landlord's Work substantially completed shall not be delivered to Tenant on or prior to that date which is fifteen (15) months from the Approvals Date, the sole remedy of Tenant shall be to complete the Landlord's Work and Tenant shall have the right to set off the costs thereof from the rent due Landlord in order to reimburse Tenant for the cost and expense of completion of the Landlord's Work.

     If the substantial completion of the Landlord's Work and/or delivery of the Demised Premises to Tenant is delayed by reason of: (i) any act or omission of Tenant or any of its employees, agents or contractors; or (ii) any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant's work necessary for Tenant's occupancy of the Demised Premises with reasonable speed and diligence, or (iii) any changes by Tenant in the plans or specifications for the construction of the Demised Premises or any changes or substitutions requested by Tenant; or (iv) Tenant's failure to furnish plans and specifications required to be furnished by Tenant, or subsequent changes thereto; or (v) Tenant's request for materials, finishes or installations other than as provided for in the approved plans and specifications; or (vi) the performance or incompletion of work by a party employed or retained by Tenant; then the Demised Premises shall be deemed substantially completed on the date when the same would have been substantially completed but for such delay and, in addition, Tenant shall pay to Landlord all costs and damages which Landlord may sustain by reason of such delay. As used in this Lease, "substantial completion" shall be deemed to mean the completion of the Landlord's Work except for those items the completion of which will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

     Section 5.05. If there shall be a delay in the construction, repair or restoration of the Demised Premises or Center or any portion thereof caused by strikes, riots, acts of God, shortages of labor or materials beyond the reasonable control of Landlord, national emergency, governmental restrictions, laws or regulations, the act or failure to act of Tenant, including without limitation, delays in delivering construction criteria and plan approval, or for any other cause or causes beyond Landlord's control, at Landlord's option such delay shall not be a violation of this Lease, and the time periods set forth in this Lease for any such work shall, at Landlord's option, be extended for a period of time equal to the period of delay.

     Section 5.06. The Plot Plan shows the approximate location of existing buildings, buildings under construction, proposed buildings and certain areas reserved for related site improvements and future construction at the option of Landlord. Landlord shall have the right to develop the Center in the manner it sees fit and in the sole and absolute discretion of Landlord: to construct or not construct any buildings other than the Building, to change the nature of identity of the occupants of any such buildings, and to vary the floor areas, stories and heights, sizes, shapes and design of any such buildings and the divisions or portions thereof.

                       ARTICLE 6. ALTERATIONS AND REPAIRS

     Section 6.01. No alterations or additions shall at any time be made by or at the instance of Tenant without Landlord's prior written consent.
Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to make interior alterations, installations and improvements which are normal and customary in an office building, and which do not (i) affect the exterior or load bearing portions of the Building or the building systems serving the Building or (ii) void any guaranty or warranty which Landlord has received in connection with the Demised Premises or Building, but subject to Landlord's receipt of the plans therefor (prior to commencement of the alterations), and Landlord's receipt of as-built and as-filed plans therefor promptly following completion of the alterations. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole risk and expense. All work, repairs, and/or alterations made by or at the instance of Tenant shall be done in a good and workmanlike manner, with first class new materials, in compliance with any applicable governmental rules and regulations, and subject to Article 19 hereof, and the cost thereof shall be paid by Tenant in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor materials supplied or claimed to have been supplied to the Demised Premises. Any alterations, installations, repairs, additions or improvements (inclusive of paneling and other wall coverings), except Tenant's trade fixtures, shall, at the option of Landlord, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises, as part thereof, at the expiration or sooner termination of the term of this Lease. If Tenant is in default hereunder or is dispossessed, and fails to remove any property, equipment and fixtures within ten (10) days following notice by Landlord, then and in that event, the said property, equipment and fixtures shall be deemed, at the option of Landlord , to be abandoned; or in lieu thereof, at the Landlord's option, Landlord may remove and store or dispose of such property and charge the cost and expense of removal, storage and disposal to Tenant. Trade fixtures shall be defined as fixtures and equipment used by Tenant in the operation of its business, but not including any fixtures and equipment which are part of the operation of the Demised Premises or the Building.

     Section 6.02. Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that Tenant may install, connect and operate such machinery, fixtures and equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental bodies and bureaus having jurisdiction thereover. Subject to the terms and conditions of this Lease, the machinery, fixtures and equipment belonging to Tenant shall, at all times, be considered and intended to be personal property of Tenant, and not part of the realty, and subject to removal by Tenant, provided, at the time of such removal, that Tenant is not in default pursuant to any of the terms, covenants, provisions or conditions of this Lease. Tenant, at its own cost and expense, shall pay for any damage to the Demised Premises or Building caused by the installation thereof or such removal, and this obligation shall survive the expiration or sooner termination of the term of this Lease.

     Section 6.03. (a) Landlord shall, following reasonable notice from Tenant, make all necessary repairs and replacements to (i) the Landlord's Work the need for which arises prior to first anniversary of the Commencement Date (provided Tenant shall have performed its maintenance and repair obligations as set forth herein) and (ii) the structural portions of the Demised Premises, which shall include, without limitation, the roof, roof deck, exterior walls (including maintaining the water tight integrity of the walls and all openings therein) and the floor slab and foundations thereof, provided, however, in no event shall Landlord be required to make any repairs or replacements caused by any act, omission, or negligence of Tenant, any subtenant, or concessionaire, or their respective employees, agents, invitees, licensees or contractors (other than repairs or replacements necessitated by reason of fire or other casualty which shall be made in accordance with the provisions of
Article 8 hereof). Tenant shall make all other repairs and replacements to the Demised Premises. Tenant shall maintain throughout the term of this Lease, including any extension term hereof, a protective service maintenance contract with a contractor approved by Landlord, which approval shall not be unreasonably withheld, providing for periodic maintenance of the H.V.A.C. system serving the Demised Premises, including without limitation periodic changing of any and all filters, changing of belts, lubricating of equipment and maintenance of operating levels of freon in accordance with manufacturers specifications. Said contract shall provide for maintenance inspection and service not less than three (3) times per year. A copy of any such maintenance contract shall be delivered to Landlord on a yearly basis or more often if required by Landlord. Tenant shall keep all glass clean and in good condition, and Tenant shall replace any glass which may be damaged or broken with glass of the same quality. Tenant shall keep the sidewalk, if any, adjacent to the Demised Premises free and clear of trash, litter and rubbish.

     Section 6.03.(b) Notwithstanding anything to the contrary hereinabove set forth, Landlord agrees to make partial reimbursement to Tenant for the replacement of the HVAC system serving the Demised Premises which occur during the term hereof, which reimbursement shall be based upon the formula set forth below and shall only be made if: (a) the need for such necessary replacement is not caused by any act, omission, or negligence of Tenant, any subtenant, or concessionaire, or their respective employees, agents, invites, licensees or contractors; and (b) Tenant is not in default under the terms and conditions of this Lease, including, but not limited to, Tenant's obligations as set forth in this Section 6.03. Subject to the foregoing, Landlord shall reimburse Tenant, within thirty (30) days after receipt by Landlord of proof of Tenant's full payment for such necessary replacement, in an amount equal to the cost of such necessary replacement less an amount determined by multiplying such cost by a fraction the numerator of which shall be the number of months remaining prior to the expiration date of the Lease and the denominator of which shall be 120. In the event that Tenant exercises its option for an extension term(s) after reimbursement has been made as provided for herein, then the amount of Landlord's reimbursement to Tenant shall be re-computed based upon the above formula and taking into account the remaining number of months as of the date such replacement cost was incurred, as if the extension term(s) had then been in effect. Tenant shall reimburse Landlord, within thirty (30) days after receipt of an invoice therefor, for the difference between the initial reimbursement amount and any such adjusted reimbursement amount.

     Section 6.04. Nothing contained in this Lease shall authorize Tenant to do any act which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the Demised Premises, or upon or in the Building or Center of which the same form a part; it being agreed that should Tenant cause any alterations, changes, additions, installations, improvements or repairs to be made to the Demised Premises, or cause materials to be furnished or labor to be performed therein or thereon, neither Landlord nor the Demised Premises shall, under any circumstances, be liable for the payment of any expense incurred or for the value of any work done or materials furnished to the Demised Premises or any part thereof. Tenant shall, upon request of Landlord,  deliver such  documents as may be required by this  paragraph  and
Section 6.01 hereof. All such alterations, changes, additions, improvements, repairs, materials and labor shall be at Tenant's sole expense and Tenant shall be solely and wholly responsible to contractors, subcontractors, laborers and materialmen furnishing labor and material to the Demised Premises and Building or any part thereof. If, because of any act or omission of Tenant, any mechanic's or other lien or order for the payment of money shall be filed against the Demised Premises or the Building or improvements thereon or therein, or upon the Center, or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense, within ten (10) days after notice of the filing thereof, cause the same to be canceled and discharged of record, or furnish Landlord with a surety bond issued by a surety company reasonably satisfactory to Landlord, protecting Landlord from any loss because of nonpayment of such lien or claim, and Tenant hereby indemnifies and saves harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

     Section 6.05.  Except for the repair  obligations of Landlord under Section
6.03 above and the restoration obligations of Landlord under and as set forth in Articles 8 and 10 hereof, the Tenant shall take good care of the Demised Premises and, at its cost and expense, keep and maintain in good repair the interior and exterior of the Demised Premises, including, but not limited to the air conditioning and heating plant, the plumbing pipes and fixtures belonging thereto; and shall repair or replace all mechanical and working parts used in connection with the air conditioning, electrical, heating and plumbing plants, fixtures and systems; and shall keep the water and sewer pipes and connections; and shall generally maintain and repair the interior and exterior of the Demised Premises and shall, at the end of the expiration of the Term (Extension Term, whichever is applicable) deliver up the Demised Premises in good order and condition, damages by the elements, ordinary wear and tear excepted. Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Demised Premises, or any overloading of the floors of the Building.

                       ARTICLE 7. INDEMNITY AND INSURANCE

     Section 7.01. (a) To the extent not covered by the insurance required to be maintained by Landlord hereunder, and subject to the provisions of Article 9 (Waiver of Subrogation), Tenant hereby indemnifies and saves harmless Landlord from and against any claims and all loss, cost, liability, damage and/or expense, including, but not limited to reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the provisions, covenants or conditions of this Lease on Tenant's part to be observed or performed, (ii) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, or (iii) any acts, omissions, or negligence of Tenant or any such person, or any contractor, agent, servant, employee, visitor or licensee of Tenant, in or about the Demised Premises. If any action or proceeding shall be brought against Landlord based upon any such claim, Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended, at Tenant's expense, by counsel acting for Tenant's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Landlord.

     Section 7.01. (b) To the extent not covered by the insurance required to be maintained by Tenant hereunder, and subject to the provisions of Article 9 (Waiver of Subrogation), Landlord hereby indemnifies and saves harmless Tenant from and against any claims and all loss, cost, liability, damage and/or expense, including, but not limited to reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Landlord in the observance or performance of any of the provisions, covenants or conditions of this Lease on Landlord's part to be observed or performed, or (ii) any acts, omissions, or negligence of Landlord or any such person, or any contractor, agent, servant, employee, visitor or licensee of Landlord, in or about the Demised Premises. If any action or proceeding shall be brought against Tenant based upon any such claim, Landlord, upon notice from Tenant, shall cause such action or proceeding to be defended, at Landlord's expense, by counsel acting for Landlord's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Tenant.

     Section 7.02. Tenant shall, during the Term (including any extension term) and during any period prior to the commencement of the Term during which Tenant or anyone acting by or on behalf of Tenant enters the Demised Premises, at Tenant's own cost and expense, maintain and provide: (a) comprehensive general liability insurance for the benefit and protection of Landlord and Tenant (said policy to name Landlord, ground lessor, if any, and any other parties designated by Landlord, as co-insureds) in an amount not less than $1,000,000 for injuries or death to any one person, and not less than $3,000,000 for injuries or death to more than one person in any one accident or occurrence and for damage to property in an amount not less than $500,000 arising out of any one accident or occurrence; (b) plate glass insurance covering all plate glass in the Demised Premises (which may be self-insured by Tenant); and (c) worker's compensation insurance covering all persons employed in connection with Tenant's use and occupancy of the Demised Premises or any construction or alteration work therein. Said policies shall be issued by companies reasonably satisfactory to Landlord, licensed to do business in the state in which the Demised Premises is located. Said policies or certificates thereof shall be delivered to Landlord at the commencement of the Term (or prior thereto in the event of earlier entry by Tenant upon the Demised Premises), together with proof of payment of premium therefor, and renewal policies or certificates therefor shall be delivered to Landlord not less than thirty (30) days prior to the expiration dates thereof. Said policies and/or certificates shall contain an undertaking by the insurer to give Landlord not less than thirty (30) days written notice of any cancellation or change in scope or amount of coverage of said policies.

     Section 7.03. (a) Landlord shall, during the Term, maintain and provide general hazard insurance against loss or damage to the Building by fire, lightning, including "builder's risk endorsements" during the course of construction, other risks from time to time included under standard "Extended Coverage" policies, vandalism and malicious mischief, in amount not less than 100 percent of the full replacement value of the Building and any other Building or portion thereof covered by such insurance and rent loss insurance covering all minimum and additional rental payable hereunder. Following the Commencement Date, Tenant shall pay its proportionate share of the cost of maintaining and providing such insurance, which proportionate share shall be a fraction the numerator of which shall be the floor area of the Demised Premises, and the denominator of which shall be the floor area of the buildings covered by such insurance.

     Section 7.03. (b) Such payment shall be made to Landlord in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. Periodically, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of said insurance costs. If the total amount paid by Tenant under this section for any period during the Lease Term shall be less than the actual amount due from Tenant for such period, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such period shall exceed the actual amount due from Tenant for such period, the excess shall promptly be applied by Landlord to the next accruing monthly installments thereof or, at Landlord's option, to any other charges payable by Tenant. For the calendar years in which this Lease commences and terminates, the provisions of this section shall apply and Tenant's liability for its proportionate share thereof for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years during the Lease Term. Prior to or at the commencement of the Lease Term and from time to time thereafter throughout the Lease term, Landlord will notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Tenant's obligations under this section shall survive the expiration of the Least Term.

     Section 7.04. Insurance coverages required of Tenant hereunder shall be reviewed on an annual basis and Landlord may required that said coverages shall be updated in accordance with the provisions hereinabove set forth as to amounts and scope of coverage.

                             ARTICLE 8. FIRE DAMAGE

     Section 8.01. If the Demised Premises shall be partially damaged by fire or other insured casualty, the damages shall be repaired by and at the expense of Landlord and the annual minium rental an additional rent until such repairs shall be made shall abate equitably according to the part of the Demised Premises which is unusable by Tenant (as determined by Tenant in the exercise of Tenant's reasonable discretion) or, if by reason thereof, the Demised Premises are rendered untenantable, said annual minimum rental and additional rent shall totally abate until such repairs shall be made. Notwithstanding the foregoing, in the event that more than thirty (30%) percent of the Demised Premises shall be damaged and there shall be less than five (5) years remaining in the term of the Lease, then, and in such event, Landlord may terminate this Lease upon notice to Tenant given within ninety (90) days following such event , and upon the date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days following the giving of said notice , this Lease shall terminate and Tenant shall vacate and surrender the Demised Premises to Landlord. Notwithstanding the termination right of Landlord set forth in the preceding sentence, Tenant shall have the right to nullify such termination by notifying Landlord that Tenant has elected to exercise its extension option set forth in Article 39 hereof. Any annual minimum rental prepaid by Tenant beyond said date shall be promptly refunded to Tenant. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

     Section 8.02. If this Lease shall not be terminated as provided above in this Article, Landlord shall, at its expense, proceed with the restoration of the Demised Premises, provided, Landlord's obligations hereunder shall not exceed the scope of the initial building standard construction of the Demised Premises and further provided, that Landlord's restoration obligations shall be subject to building and zoning laws then in effect. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord. If Landlord shall so restore the Demised Premises, Tenant shall repair, restore and redecorate the Demised Premises and reoccupy and reopen the Demised Premises, within fifteen (15) days following notice of restoration, in a manner and to the condition existing prior to the event of damage, except to the extent that Landlord is obligated above, and Tenant shall hold in trust the proceeds of all insurance carried by Tenant on its property for the purpose of such repair and restoration.

     Section 8.03. Nothing hereinabove contained with respect to the Tenant's right to abate the rent under proper conditions shall be construed to limit or effect the Landlord's right to payment under the rental loss coverage to be provided pursuant to Section 7.03 hereof.

                        ARTICLE 9. WAIVER OF SUBROGATION

     Section 9.01. Landlord and Tenant each agree to include in their respective insurance policies applicable to the Demised Premises appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against the other party with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies, Landlord and Tenant each agree that it will not make any claim against or seek to recover form the other party for any loss ro damage to its property or the property of others covered or which could be covered by such fire or extended coverage insurance./ To the extent that Tenant shall be a self- insurer with respect to Tenant's property, Tenant shall and hereby does waive its right of recovery, if any, against Landlord, its agents and employees, for loss, damage or destruction of Tenant's property.

                            ARTICLE 10. CONDEMNATION

     Section 10.01. If the whole of the Demised Premises shall be taken by any governmental authority under the power of condemnation, eminent domain, or expropriation, or in the event of a conveyance in lieu thereof, the Term of this Lease shall cease as of the day possession shall be taken by such governmental authority. If more than 25 percent of the Demised Premises shall be so taken or conveyed, either Landlord or Tenant shall have the right to terminate this Lease upon notice to the other party, effective as of the day possession shall be taken by such governmental authority, If this Lease is so terminated, annual minimum rental shall be prorated as of the date that possession must be surrendered to the condemning authority.

     Section 10.02. If this Lease continues after a partial taking, the annual minimum rental shall abate equitably as to the part of the Demised Premises which is taken. If this Lease continues after any such taking or conveyance, Landlord shall make all necessary repairs and restorations so as to restore the remainder of the Demised Premises to a complete architectural unit. Landlord's reconstruction obligations shall not exceed the amount of the award or compensation for the taking, shall not exceed the scope of the initial building standard construction of the Demised Premises, and shall be subject to building and zoning laws then in effect.

     Section 10.03. If so much of the Center, Common Areas or Building shall be so taken or conveyed so that in the reasonable exercise of Landlord's judgment, the continued operation of the Building for use by its tenants is unfeasible, then, in such event, Landlord may, by notice to Tenant, delivered not later than thirty (30) days following the date that possession of the premises taken or conveyed is delivered to the governmental authority, terminate this Lease, and rent shall be pro rated as of the date that possession must be surrendered to the condemning authority.

     Section 10.04. Tenant and not Landlord shall be entitled to any portion of the award made to Tenant for the value of Tenant's removable trade fixtures and equipment other than equipment necessary for the operation of the Building. All compensation awarded for the taking of the Building, the fee and the leasehold shall belong to and be the property of Landlord, and Tenant shall not be entitled to and hereby waives any damages for the unexpired portion of the Term of this Lease, or injury to its leasehold interest.

                      ARTICLE 11. ASSIGNMENT AND SUBLETTING

     Section 11.01. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, as the case may be, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor sublet or underlet nor suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance. If, with consent of Landlord, this Lease may be assigned, or the Demised Premises or any part thereof be undelete or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, undertenant or occupant and apply the amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collecting shall be deemed to relieve Tenant or any guarantor of this Lease or guarantor of the obligations of Tenant hereunder of any of its or their obligations hereunder nor be deemed a wavier of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant or any guarantor of this Lease or any guarantor of the obligations of Tenant hereunder from its or their obligations under the covenants, provisions and conditions hereof; it being understood and agreed that Tenant and a guarantor of this Lease or any guarantor of the obligations of Tenant hereunder shall at all times, including during any extension term, remain obligated as primary obligors under this Lease. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant or any other Tenant, assignee, undertenant, or occupant of the Demised Premises from obtaining the express consent in writing of Landlord to any further assignment or underletting, and no such assignment or subletting shall be made to anyone who shall occupy the Demised Premises for any use other than as permitted by Section 2.01 or which would in any way violate the applicable ordinances, rules and regulations of applicable governmental boards or bureaus having or claiming jurisdiction thereof, or of the carrier of the fire insurance to be provided under this Lease. Notwithstanding anything contained in this Lease to the contrary, in the event that it shall be found by a court of competent jurisdiction that Landlord was unreasonable in withholding its consent to the assignment of this Lease or the subletting of all or any portion of the Demised Premises, Tenant's sole remedy shall be limited to specific performance and Tenant shall not be entitled to damages or any other affirmative relief or remedy as a result thereof. In the event of a leveraged buy-out or other take-over of Tenant, Landlord's consent to an assignment of this Lease or subletting of the Demised Premises to the successor entity shall not be deemed to have been unreasonably withheld if said successor entity shall not have a net worth (in the event of a corporate entity, on a market value basis) as certified to by a certified public accountant at lease equal to the net worth of Tenant upon the date of execution of this Lease.

     Section 11.02. Supplementing the provisions of Section 11.01 of this Lease, provided Tenant is not in default under any of the terms, covenants, conditions and provisions of the Lease, Landlord agrees that (a) Landlord's consent shall not be required with respect to any subletting (s) which do not either individually, or in the aggregate, exceed sixty (60%) percent of the floor area of the Demised Premises, and (b) Landlord shall not unreasonably withhold or delay or condition its consent to any proposed assignment of this Lease, or subletting(s) which either individually, or in the aggregate, exceed sixty (60%)percent of the floor area of the Demised Premises; and provided, however, that notwithstanding any such assignment, transfer or subletting, Tenant covenants and agrees that it shall remain liable as a primary obligor for the due performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed. Any assignment or transfer of this Lease and any subletting of all or a portion of the Demised Premises shall be subject to Landlord's prior written consent (except as otherwise provided herein) and shall be made only if, and shall not be effective until, the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord and counsel for Landlord, whereby the assignee shall assume for the benefit of landlord the obligations and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed, and whereby Tenant covenants and agrees to remain liable as a primary obligor for the due performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed, or with respect to a sublease, the subtenant shall acknowledge in writing for the benefit of the Landlord that the sublease shall be subject to all of the covenants, agreements, terms provisions and conditions of this Lease, and that upon receipt of notice from Landlord that the Tenant is in default hereunder, and during the continuance of any such default, the subtenant agrees to pay all subrent due under the sublease to Landlord. In the event of any assignment of this Lease or any subletting of all or any portion of the Demised Premises, the obligations of Tenant under this Lease as a primary obligor shall be unaffected and shall remain in full force and effect.

     Section 11.03. Notwithstanding anything heretofore contained, in the event that Tenant desires to assign this Lease or sublet all or a portion of the Demised Premises, Tenant shall first notify Landlord in writing of its intention, and such notice shall state the name of the proposed assignee or subtenant, together with its full address and a description of its proposed use (but nothing contained herein shall permit, nor obligate Landlord to permit, a use other than the use permitted by Section 2.01 of this Lease, it being understood that nay change in use shall be subject to Landlord's consent, which Tenant agrees may, notwithstanding anything contained herein to the contrary, be unreasonably withheld). Tenant shall include therewith such financial information as may be available concerning the proposed assignee or subtenant, including without limitation current updated financial statements (which financial information Tenant, and/or the proposed assignee or subtenant shall supplement on demand if required by landlord).

     Section 11.04. Tenant hereby covenants and agrees to tender to Landlord upon receipt fifty (50%) percent of any annual minimum rent or additional rent or lump sum or installment payment or sum which Tenant shall receive from or on behalf of any assignee(s) or subtenant(s) or any occupant by, through or under Tenant, which is in excess of the annual minimum rent or additional rent payable by Tenant in accordance with the provisions of this Lease (or in the event of a subletting of less than the whole of the Demised Premises, the annual minimum rent or additional rent allocable to that portion of the Demised Premises affected by such sublease) less the actual bona-fide expenses paid by Tenant in connection with such subletting or assignment (e.g. cost of alterations, and brokerage, legal and architectural and engineering fees.) At the time of submission of the proposed assignment or sublease to Landlord, Tenant shall certify to landlord in writing whether or not the assignee or subtenant has agreed to pay any such monies to Tenant or any designee of Tenant other than as specified and set forth in such instruments, and if so Tenant shall certify the amounts and time of payment thereof, in reasonable detail.

     Section 11.05. In the event that any assignee of Tenant (which shall be deemed to include any subsequent assignee(s) of Tenant's initial assignee) shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or similar relief under any present or future provisions of the Bankruptcy Act, or if such a petition filed by creditors of any such assignee shall be approved by a court, or if any such assignee shall seek or if there shall be sought against any such assignee a judicial readjustment of the rights of its creditors under any present or future Federal, State or local law, or if a receiver of all or part of its property and assets is appointed by any Court, and in any such proceeding the Lease shall be terminated or rejected, or the obligations of any such assignee thereunder shall be modified, Tenant (which for the purposes hereof shall be deemed to mean the original tenant named hereunder and all subsequent assignee(s) other than the assignee that is subject to the bankruptcy or insolvency provisions referenced above) agrees that it will immediately pay the Landlord an amount equal to all rent and additional rent accrued to the date of such termination, rejection or modification. Tenant shall also pay to Landlord or its successors or assigns, an amount equal to the rent and additional rent which would have been payable under the Lease for the balance of the term thereof or the balance of any extension and/or renewal period then in effect, as the same would have become due and payable in accordance with the provisions of the Lease without regard to any such termination, rejection or modification. Tenant's obligations to make payment in accordance with the terms hereof, shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of any such assignee or its estate in bankruptcy resulting from the operation of any present or future provisions of the Bankruptcy Act or other statue, or from the decision of any court.

     Section 11.06. Notwithstanding anything to the contrary contained in this Article, Tenant may assign this Lease or sublet any portion of the Demised Premises at any time during the term of this lease, without obtaining Landlord's consent, upon Tenant giving Landlord prior written notice, to (a) another corporation succeeding to substantially all of the assets of Tenant as a result of a consolidation or merger or to a corporation to which all or substantially all of the assets of Tenant have been sold; (b) a wholly-owned subsidiary corporation; or (c) an affiliated corporation (defined as any corporation whose majority of shares are owned or controlled by the same persons owning or controlling the majority of shares of Tenant); provided: (i) documentation in compliance with Section 11.02 above shall be delivered to Landlord prior to the effective date of such assignment or sublease, and (ii) Tenant shall remain primarily liable under all terms and conditions of this Lease (unless Tenant's corporate existence ends as a matter of law pursuant to such consolidation or merger).

                       ARTICLE 12. COMMON AREA MAINTENANCE

     Section 12.01. As used in this lease, the term "Common Area Operating Costs" shall include the total cost and expense incurred by Landlord in operating, lighting, striping, maintaining, cleaning, landscaping, repairing (including replacement and resurfacing) managing, signing, equipping and insuring the Common Areas within Lot No. 3/1 plus ten (10%) percent of the foregoing costs to cover Landlord's administrative and overhead costs. Such costs and expenses shall include without limitation (including appropriate reserves): cleaning; fire and police protection and general security (Landlord not incurring or assuming any obligation to provide such protection or security or any liability for the failure of the same); repairing and replacing paving (provided, however, that notwithstanding the foregoing, in no event shall costs associated with re-surfacing of the Common Areas be included in Common Area Operating Costs for the first five (5) years of the term hereof, it being understood that the foregoing is not intended to exclude routine maintenance of the paved areas, e.g. patching, pothole refilling, striping, etc); keeping the Common Areas supervised, drained, reasonably free of snow, ice, rubbish and other obstructions, and in a neat, clean, orderly and sanitary condition; the charges for rubbish containers and removal (except that at Landlord's option, Tenant shall be directly responsible for contracting for an for providing (subject to Landlord's approval of the provisions and conditions of the agreement therefor) rubbish containers and removal); the maintenance of any and all fire protection systems servicing Lot No. 3/1; the cost of public liability insurance; keeping the Common Areas suitably lighted; maintaining signs (other than Tenant's signs), markers, painted lines delineating parking spaces, and other means and methods of pedestrian and vehicular traffic control; constructing, maintaining and repairing of onsite and offsite traffic controls; maintaining adequate roadways, entrances and exits; maintaining any plants and landscaped areas; Lot No. 3/1 management fees incurred by Landlord, including management fees payable to parties or entities owned or controlled by Landlord or any of them (provided, however in no event shall Landlord include in Common Area Operating Costs both the ten (10%) percent administrative and overhead fee referenced above and management fees); maintenance and repair of all utilities, utility conduits and storm drainage systems situated within or servicing Lot 3/1; fees for required licenses and permits; and depreciation of machinery and equipment used in the operation and maintenance of the Common Areas and personal property taxes and other charges incurred in connection with such equipment. The term "Common Areas" shall be defined as all paved areas, driveways, truckways, walkways, and landscaped and planted areas within Lot No. 3/1. Landlord shall maintain, light, clean and repair (including snow removal) the Common Areas so that such Common Areas may be used for their intended purposes, and in order to enable Landlord to perform its obligations as aforesaid, Landlord may incur such Common Area Operating Costs as Landlord, in its sole discretion, may determine.

     Section 12.02. During the initial term of this Lease and during any extension term hereof, Tenant shall pay Landlord Tenant's proportionate share of Common Area Operating Costs incurred or expended by Landlord as aforesaid. Such payment shall be made to Landlord in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. Following the expiration of each calendar year during the Lease Term hereof, Landlord shall furnish Tenant with a reasonably detailed written statement of the actual amount of Tenant's proportionate share of the Common Area Operating Costs for such year. Upon request by Tenant, Landlord will provide Tenant with reasonably detailed documentation evidencing the payment of Common Area Operating Costs incurred by Landlord. If the total amount paid by Tenant under this section for any calendar year during the Lease term shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall promptly be applied by Landlord to the next accruing monthly installments of Tenant's proportionate share of Common Area Operating Costs or, at Landlord's option, to any other charges payable by Tenant. Tenant shall have the right, upon reasonable prior notice and at mutually acceptable times (not more than once per year) to conduct an audit of Landlord's books and records with respect to Common Area Operating Costs billed to Tenant hereunder. For the calendar years in which this Lease commences and terminates, the provisions of this section shall apply, and Tenant's liability for its proportionate share of any Common Area Operating Costs for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years during the Lease term. Prior to or at the commencement of the Lease term and from time to time thereafter throughout the Lease term, Landlord will notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder, Landlord shall have the right to make special assessments from time to time for extraordinary Common Area Operating Costs and Tenant shall pay any such special assessment within ten (10) days following Landlord's billing therefor. Extraordinary Common Area Operating Costs shall include, without limitation, any charge which would otherwise constitute a common Area Operating Expense and not anticipated by Landlord in determining Landlord's estimate of Tenant's proportion of shares of Common Area Operating Costs for the year in question and any charges, costs and expenses incurred by Landlord which might cause the amounts paid by Tenant pursuant to Landlord's estimate of Tenant's proportionate share of Common Area Operating Costs for the year in question to be less than the amount actually due from Tenant for such year pursuant to this Section 12.02. Tenant's obligations under this section shall survive the expiration of the Lease term. Tenant's proportionate share of Common Area Operating Costs shall be a fraction, having as its numerator, the number of square fee of floor area within the Demised Premises and as its denominator, the total number of square feet of floor area of all buildings within Lot No. 3/1 or, at Landlord's option, the portion thereof affected by such cost, including the Demised Premises. Notwithstanding the foregoing provisions of this Article, in the event the obligations of Tenant under this Article 12 are specifically identifiable separate charges reflecting to Tenant and/or the Demised Premises, then, and in such event, the obligations of Tenant under this Article 12 may, at the Landlord's option be measured and payable in accordance with such separate and specifically identifiable charge and not by the provisions of the preceding sentence. Landlord shall deliver copies of any invoice with respect to any expense included within Common Area Operating Expenses on request therefor provided such request is made within thirty (30) days of the date Tenant receives a statement which includes the expense in question.

     Section 12.03. Tenant, its concessionaires, officers, employees, and agents may use the Common Areas, subject to such reasonable rules and regulations as Landlord may from time to time impose, including the designation of specific areas in which vehicles owned or operated by Tenant, its concessionaires, officers, employees and agents must be parked. Tenant shall abide by such rules and regulations and cause its concessionaires, officers, employees, agents, customers and invitees to conform thereto. Landlord may, at any time, close temporarily any Common Areas to make repairs or changes therein or to effect construction repairs or changes within Lot No. 3/1, and Landlord may do such other acts in and to the Common Areas as in its reasonable judgment may be desirable to improve the convenience thereof.

     Section 12.04. Notwithstanding anything to the contrary herein contained, Landlord hereby reserves the right (and Tenant hereby consents thereto) to construct or permit the construction, use and maintenance within the Common Areas of Lot No. 3/1 including without limitation, the parking areas, of various commercial type buildings, structures, and appurtenances, and equipment incidental thereto, except that the foregoing shall not be permitted in Tenant's Parking Area.

     Section 12.05 Notwithstanding anything to the contrary set forth herein, if Landlord defaults in its obligations to maintain the Common Areas within the Center as required pursuant to this Article 12, and such default continues after not less than thirty (30) days prior written notice to Landlord specifying the nature of such default, and which notice shall also specifically state that Tenant shall have the right to cure such default, Tenant may undertake to remedy the then existing deficiencies and all necessary and reasonable out of pocket costs and expenses so incurred by Tenant may be deducted by it from the next installments of annual minimum rent, additional rent and/or other charges due to Landlord hereunder. In addition, Tenant shall have the right, but shall not be obligated to, notify Landlord that Tenant shall take over the responsibility of maintenance for that portion of the Common Areas designated as "Tenant's Parking Area" on Exhibit "A", and in such event Tenant shall be responsible for providing all maintenance for Tenant's Parking Area, in accordance with the requirements of Article 12 in essentially the same manner as was previously performed by Landlord. Notwithstanding anything to the contrary hereinabove set forth in this Section 12.05, it is agreed that Tenant's right to perform all maintenance for the Tenant's Parking Area shall be dependent upon Tenant's prompt and satisfactory performance of same. In the event that Landlord determines, in Landlord's reasonable judgment, that Tenant is not promptly and satisfactorily performing such maintenance, Landlord shall provide notice of same to Tenant, which notice shall set forth Landlord's specific objections to the manner of Tenant's performance of such exterior maintenance. Tenant shall have thirty (30) days following such notice (or in emergency situations such shorter time periods as Landlord may designate in its notice to the Tenant) within which to remedy the objections specified in Landlord's notice, failing which Landlord can elect to take over the performance of same upon thirty (30) days notice to Tenant.

                              ARTICLE 13. UTILITIES

     Section 13.01. Tenant shall pay, as and when they shall be due and payable, all water charges, taxes, water rates and/or meter charges, sprinkler charges (standby or otherwise), sewer taxes, sewer charges, sewer fees, and sewer rental taxes and charges for utilities, including, without limitation, the charges for gas, electricity, and other utilities furnished to Tenant and consumed in the Demised Premises. Tenant shall heat the Demised Premises whenever the weather shall require. If Landlord, or any property of Landlord, shall be held responsible for any expense covered by this Article, Tenant shall pay Landlord the amount thereof within five (5) days following written request. Landlord shall not be responsible to Tenant for any failure or interruption of any such services, irrespective of the cause thereof.

                                ARTICLE 14. TAXES

     Section 14.01. (a) During the Term of this Lease, Tenant shall pay, as additional rent, all taxes, duties, assessments and charges commonly and generally referred to as "real estate taxes" and assessment, whether general or special, of every kind and nature whatsoever which have been or which shall during said Term or any renewal thereof, be levied, assessed, or otherwise imposed upon the land within the Demised Premises, or any part thereof, and upon the buildings and improvements which may be thereon or which may hereafter during the said Term, or any renewal thereof, be erected or constructed thereon. The term "real estate taxes" for purposes of this Lease shall exclude income, franchise, estate or inheritance taxes levied against Landlord or taxes based upon rental receipts, but shall include any taxes levied in lieu of or as a substitute for real estate taxes. In the event any assessment against the Center shall be payable in a lump sum or on an installment basis, Landlord shall elect to pay any such assessment over the longest permissible period, and there shall be included in real estate taxes only those installments which shall become due and payable during the Lease Term. Any such installments due and payable in the years in which this Lease commences and terminates shall be prorated proportionately. Tenant shall pay to Landlord, as additional rent, at the time and in the manner set forth in Section 14.01 (b), Tenant's proportionate share of such taxes, which proportionate share shall be based upon the methods of calculation set forth in Sections 14.02 and 14.03 hereof. Tenant understands that the Demised Premises are part of a larger tract and that under the present status of the law of New Jersey, the improvements within the Center and the land within the Demised Premises may not receive a separate assessment attributable solely thereto.

     Section 14.01. (b) All amounts payable by Tenant pursuant to this Article shall be paid to Landlord in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord; provided, that in the event Landlord is required under any mortgage encumbering the Center to escrow real estate taxes, Landlord may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. As soon as shall be reasonably practicable following each calendar year during the Lease Term, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's share of the taxes for such year. If the total amount paid by Tenant under this section for any calendar year during the Lease Term shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be applied by Landlord to the next accruing monthly installments of taxes due from Tenant or, at Landlord's option, to any other charges payable by Tenant. For the calendar years in which this Lease commences and terminates the provisions of this Section shall apply, and Tenant's liability for its share of taxes for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years during the Lease Term. Prior to or at the commencement of the Lease Term and from time to time thereafter throughout the Lease Term, Landlord may notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Tenant's obligations under this Section and Landlord's obligations to refund overpayment hereunder to Tenant shall survive the expiration of the Lease Term.

     Section 14.02. Tenant shall pay its proportionate share of the taxes upon the land within the Center based upon the following formula: The taxes upon the land within the Center (or the land taxes applicable to the parcel within which the Demised Premises is included) (inclusive of the Demised Premises) shall be multiplied by a fraction having as its numerator the floor area of the Demised Premises and as its denominator the floor area of buildings in the Center (or upon the parcel within which the Demised Premises if included) (inclusive of the Demised Premises), but in no event shall Tenant's proportionate share of the entire taxes upon the land in the Center exceed 23.1%.

     Section 14.03. If the improvements (or any portion thereof) within the Demised Premises or the building or buildings (or part thereof) of which the Demised Premises is a part shall receive a separate assessment, the taxes payable by Tenant under this Lease for such improvements shall be based thereon. Such improvements shall be deemed to be separately assessed if the same is separately assessed according to the real estate tax bill, the assessor's records or written certification by the assessor (any such separate assessment is hereinafter referred to as the "Tenant Assessment") In the event no such separate assessment is obtained, Tenant shall pay its proportionate share of the taxes attributable to the improvements within the Center, which proportionate share shall be a fraction having as its numerator the floor area of the Demised Premises and as its denominator the floor area of all buildings (or the relevant portion thereof) included within the assessment of which the Demised Premises is a part (inclusive of the Demised Premises), plus Tenant shall pay one hundred (100%) percent of the taxes payable upon any increased assessment of the Center attributable to improvements constructed at the Demised Premises by Tenant.

     Section 14.04. Tenant shall be liable for all taxes on or against property and trade fixtures and equipment placed by Tenant in or about the Demised Premises, or taxes on Tenant's right to occupy the Demised Premises. If any such taxes are levied against the Landlord or Landlord's property, and if Landlord pays same, or if the assessed valuation of Landlord's property is increased by the inclusion therein of a value placed upon such property, and if the Landlord pays the taxes based on such increased assessment, Tenant, upon demand, shall repay to Landlord the taxes so paid by Landlord or the portion of such taxes resulting from such increase in assessment.

     Section 14.05. Tenant may, upon not less than thirty (30) days' prior written notice to Landlord, request if Landlord intends to prosecute an action to contest the amount of real estate taxes separately assessed against the Building (such contest hereinafter referred to as the "Tax Appeal"). Such notice shall specifically state that in the event Landlord shall not respond thereto within thirty (30) days that Tenant shall have the right to prosecute the Tax Appeal, in Landlord's or Tenant's name. In the event that Landlord advises Tenant that Landlord is not prosecuting the Tax Appeal, Tenant shall have the right to prosecute the Tax Appeal. Landlord agrees to cooperate with Tenant in prosecuting the Tax Appeal. Tenant agrees that any compromise, settlement or discharge of any such proceedings shall be subject to Landlord's prior written approval, not to be unreasonably withheld or delayed, and conditioned upon and subject to the option of Landlord to take over such proceedings prior to the settlement or discharge thereof, provided, however, that if Landlord should take over such proceedings or shall itself institute any such proceedings, Landlord shall diligently prosecute the same and shall not compromise, settle or discharge such proceedings without Tenant's prior written approval, not to be unreasonably withheld or delayed. If Landlord receives a refund for any year for which a tax payment shall have been made by Tenant, then Landlord, after paying all reasonable costs and expenses incurred in connection with the attainment of such refund, shall repay to Tenant, within thirty (30) days after such refund is received by or credited to Landlord, an amount equal to Tenant's Proportionate Share of the refund and of any interest received thereon. In the event that for any year Tenant contests the Taxes and a refund is issued for such year, then such refund shall first be used to reimburse Tenant for all reasonable costs and expenses incurred by Tenant in connection with the attainment of such refund, then in payment of Tenant's Proportionate Share of the refund, which amount shall be retained by Tenant, and then the balance of the refund shall be paid to Landlord. In addition, Tenant agrees to cooperate with other tenants of the Center who may have the right to bring such proceedings, provided, however, that Landlord agrees to impose a like obligation of all other future tenants of the Center who have the right to bring such proceedings.

                        ARTICLE 15. REMEDIES OF LANDLORD

     Section 15.01. (a) If Tenant shall default in the payment of the annual minimum rental reserved herein, or in the payment of any item of additional rent or other monies due hereunder, or any part of same, and any such default shall continue for more than ten (10) days after written notice of such default; or

     Section 15.01. (b) If Tenant shall default in the observance of any of the provisions, covenants and conditions of this Lease (other than a default covered by subsection (a) above and other than Sections which provide a specific period or date for performance), and such default shall continue for more than thirty
(30) days after written notice of such default, or for such other period provided in the relevant Section hereof, provided, however, in the event such default cannot be cured within such thirty (30) day period or such other period provided in the relevant Section hereof, then Tenant shall not be in default so long as Tenant commences the cure thereof within such thirty (30) day period or such other period provided in the relevant Section hereof and diligently prosecutes the cure of such default to completion at all times; or

     Section 15.01. (c) If the Demised Premises shall be abandoned, or if Tenant shall sublet the Demised Premises or assign this Lease, except as herein provided, or if Tenant shall be in default under any other obligations of Tenant to Landlord of any nature whatsoever, or if Tenant shall be in default under any other lease of space in either any building located on Lot 3/1 or in the center commonly known as Shrewsbury Executive Center in which Tenant holds the interest of tenant thereunder; or

     Section 15.01. (d) If Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors, or if any such party shall file or have filed against it a petition in bankruptcy, or be adjudicated a bankrupt by any court and such adjudication shall not be vacated within thirty (30) days, or if Tenant or any guarantor of Tenant's obligations hereunder takes the benefit of any insolvency act, or if Tenant or any guarantor of Tenant's obligations hereunder be dissolved voluntarily or involuntarily or have a receiver of its property appointed in any proceedings other than bankruptcy proceedings and such appointment shall not be vacated within thirty
(30) days after it has been made, or if any levy, sale or execution of any kind is made upon or of any property of Tenant in the Demised Premises; then, upon the happening of any one or more of the defaults or events specified above, at the option of Landlord: (1) this Lease and the Term hereof shall wholly cease and terminate, with the same force and effect as though such termination was the date of the expiration of the Term of this Lease, and thereupon, or at any time thereafter, Landlord may re-enter said premises either by force, or otherwise, and have possession of the same and/or may recover possession thereof by summary proceeding, or otherwise (but Tenant shall remain liable to Landlord as hereinafter provided); or (2) Landlord may, without further notice, exercise any remedy available at law or in equity.

     Section 15.02. In case of any default, event, re-entry, expiration, termination and/or dispossession by summary proceedings, or otherwise, Tenant shall, nevertheless, remain and continue liable to Landlord in a sum equal to all annual minimum rental and additional rent herein reserved for the balance of the Term herein demised as the same may become due and payable pursuant to the provisions of this Lease. Landlord may repair or alter the Demised Premises in such manner as to Landlord may deem necessary or advisable, and/or let or re-let the Demised Premises and any and all parts thereof for the whole or any part of the remainder of the original Term hereof or for a longer period, in Landlord's name, or as the agent of Tenant, and, out of any rent so collected or received, Landlord shall, first, pay to itself, the expense and cost or retaking, repossessing, repairing and/or altering the Demised Premises, and the expense of removing all persons and property therefrom, second, pay to itself, any cost or expense sustained in securing any new tenant or tenants, and third, pay to itself, any balance remaining on account of the liability of Tenant to Landlord for the sum equal to the annual minimum rental and additional rent reserved herein and unpaid by Tenant for the remainder of the Term herein demised. Any entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability hereunder. Landlord shall use commercially reasonable efforts to re-let the Deposed Premises as hereinabove provided.

     Section 15.03. Should any rent so collected by Landlord after the payment aforesaid by insufficient fully to pay to Landlord a sum equal to all annual minimum rental and additional rent herein reserved, the balance or deficiency shall be paid by Tenant on the rent days herein specified; that is, upon each of such rent days Tenant shall pay to Landlord the amount of the deficiency then existing and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to the amount of all annual minimum rental and additional rent herein reserved if there shall be no reletting, shall survive the issuance of any dispossessory warrant or other termination thereof.

     Section 15.04. Suit or suits for the recovery of such deficiency or damage, or for a sum equal to any installment or installments of annual minimum rental or additional rent hereunder, may be brought by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date on which this Lease or the Term hereof would have expired by limitation had there been no such default by Tenant or no such termination or cancellation.

     Section 15.05. Tenant hereby expressly waives service of any notice of intention to re-enter subsequent to the giving of the aforesaid notices under
Section 15.01 above. Tenant hereby expressly waives any and all right to recover or regain possession of the Demised Premises or to reinstate or to redeem this tenancy or this Lease as is permitted or provided by or under any statute, law, or decision now or hereafter in force and effect.

     Section 15.06. Tenant shall reimburse Landlord, within five (5) days following written demand, for any counsel fees or collection charges incurred or expended by Landlord by reason of Tenant's default in the performance of any provision, covenant, or condition of this Lease and any such amounts, at the option of Landlord, may be recovered in the same action or proceeding forming the basis of the default or in another action or proceeding.

     Section 15.07. Notwithstanding any other remedy provided for hereunder and without the requirement of notice, except as provided in this Section, if Tenant shall not comply with any of its obligations hereunder, Landlord shall have the right, at Landlord's sole option, at anytime in the event of an emergency or otherwise after three (3) days notice to Tenant, to cure such breach at Tenant's expense. Tenant shall reimburse Landlord, within three (3) days following demand, as additional rent, for all costs and expenses incurred by Landlord in curing such breach, together with interest computed thereon at the rate of eighteen (18%) percent per annum or the maximum rate permitted by law, whichever shall be the higher.

     Section 15.08. Notwithstanding anything to the contrary contained in this Lease, if Tenant fails to pay any rent, additional rent or any other money item due hereunder within thirty (30) days after same are due and payable, Landlord shall have the right (in addition to any other rights or remedies of Landlord and without the requirement of any notice) to commence immediate legal proceedings or action for dispossession and damages or Landlord may avail itself of any other remedies at law or in equity and include in such action or proceeding any amounts then due and payable as of the date of the commencement of such action or proceeding. Notwithstanding anything contained in this Lease, if Tenant fails to pay any monetary items due hereunder within ten (10) days following the date on which the same are due and payable, a late charge of four ($.04) cents for each ONE ($1.00) DOLLAR so overdue shall become immediately due and payable to the Landlord as damages for failure to make prompt payment and the same shall be considered as additional rent hereunder payable together with the next installment of monthly rent. In the event that Tenant defaults in the payment of rent more than once in any twelve (12) month period, the aforesaid late charge shall be due and payable upon the second day of the month if payment has not been made on or before the first of said month. In addition, all such unpaid monetary items shall bear interest at a rate equal to prime rate as published in The Wall Street Journal plus five (5%) percent from the date such monies were due until the date on which Landlord shall receive payment.

     Section 15.09. The rights and remedies whether herein or elsewhere provided in this Lease shall be cumulative and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity, by statute or otherwise.

     Section 15.10. Tenant covenants and agrees to give any mortgagee and/or ground lessor of the Center or any portion thereof notice of any default by Landlord under this Lease and such mortgagee and/or ground lessor shall be afforded the right (but shall not have the obligation) to cure any default by Landlord within such reasonably period of time as may be required by such mortgagee and/or ground lessor.

                       ARTICLE 16. WAIVER OF TRIAL BY JURY

     Section 16.01. It is mutually agreed by and between Landlord, Tenant and any guarantor of the obligations of Tenant hereunder, that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaim brought by the parties hereto on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage, and any emergency, summary or statutory remedy. If Landlord commences any summary proceeding, or any other action for collection of rent or additional rent hereunder, Tenant shall not interpose any counterclaim or cross claim of any nature in any such proceeding or action, nor shall Tenant mover to consolidate any such claim with any claim being maintained by Landlord.

                         ARTICLE 17. ACCESS TO PREMISES

     Section 17.01. Landlord and its designees shall have the right to enter upon the Demises Premises at all times to inspect and examine same, to make repairs, additions, alterations, or improvements to the Demised Premises, the Building within which the Demised Premises are located or any property owned or controlled by Landlord within such Building. Landlord's rights of entry as aforesaid, and the taking of all property into and upon the Demised Premises that may be required in connection therewith, shall not be considered an eviction of Tenant, in whole or in part, constructive or otherwise, and Landlord shall not be liable to Tenant for any expense, damage, or loss or interruption of the business of Tenant by reason thereof, and the rent reserved hereunder shall continue without abatement during the period of any such entry and while



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



such repairs, alterations, improvements or additions are being made. Landlord or Landlord's designees shall have the right to enter the Demised Premises at all times to show the Demised Premises to prospective purchasers, mortgagees or lessees of the Demised Premises or building of which the Demised Premises form a part. During the six month period prior to the expiration of the Term hereof, Landlord may exhibit the Demised Premises to prospective tenants and Landlord may place within the Common Areas notices reading, "To Let" or "For Rent", which notices Tenant shall allow to be posted conspicuously without molestation.

                              ARTICLE 18. NO WAIVER

     Section 18.01. No delay or omission of the exercise of any right by either party hereto shall impair any such right or shall be construed as a waiver of any default or as acquiescence therein. One or more waivers of any provision, covenant, or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of any other or the same provisions, covenant, or condition. No requirements whatsoever of this Lease shall be deemed waived or varied because of either party's failure or delay in taking advantage of any default, and Landlord's acceptance of any payment from Tenant with actual or constructive knowledge of any default shall not constitute a waiver of Landlord's rights in respect to such default, nor of any subsequent or continued breach of any such default or any other requirement of this Lease.

     Section 18.02. No payment by Tenant or receipt by Landlord of a lesser amount than the rent or other sum stipulated to be paid or reserved shall be deemed to be other than on account of the earliest stipulated or reserved sum payable, nor shall any such payment and acceptance by Landlord be deemed an accord and satisfaction or a modification or waiver of any rights or obligations or liabilities hereunder notwithstanding any statement, written or oral, accompanying such payment, or by way of endorsement or otherwise; and Landlord may accept any such payment whether by check, draft or other means whatsoever without prejudice to Landlord's right to recover the balance owing, or to pursue any other remedy in this Lease or at law or in equity provided. Landlord may, at Landlord's option, accept payment of rent or any other charge hereunder from any person or entity other than the Tenant named herein and the same shall not constitute a recognition by Landlord of, or vest in said person or entity, any rights hereunder.

                        ARTICLE 19. REQUIREMENTS OF LAW;

                             INSURANCE REQUIREMENTS

     Section 19.01. In Tenant's performance of its rights and obligations under this Lease, including without limitation, any preterm right, obligation or entry into the Demised Premises, Tenant covenants and agrees to comply with all laws, orders, and regulations of federal, state, city, county, governmental and municipal authorities, fire insurance rating organizations and fire insurance underwriters, and insurance companies issuing coverage respecting the Demised Premises and Tenant shall make all alterations or installations necessary to comply therewith which may be applicable to the Demised Premises (which shall not be deemed to include structural alterations or installations unless required by reason of any act or conduct on the part of the Tenant, or by reason of the character of its occupancy of the Demised Premises). Tenant shall secure all permits or approvals necessary to operate its business within the Demised Premises and shall only operate its business within the Demised Premises in compliance with all laws, orders and regulations of federal, state, city and county, governmental and municipal authorities, fire insurance rating organizations and fire insurance underwriters, and insurance companies issuing coverage respecting the Demised Premises.

     Section 19.02. Tenant shall not use or occupy the Demised Premises or do or permit anything to be done therein in any manner which shall make it impossible for Landlord and/or Tenant to obtain at standard rates any insurance required or desired, or which will invalidate or increase the cost to Landlord of any insurance.

     Section 19.03. If, by reason of Tenant's failure to comply with the provisions of Section 19.01 above, or if, by reason of any act or failure to act of Tenant, its agents, servants, contractors, employees or licensees, or if, by reason of the use of the Demised Premises, the fire insurance rates applicable to the Demised Premises, or of the Building or any other premises in said Building, shall be increased above the rate applicable to the occupancy permitted hereunder, Tenant shall pay to Landlord, within three (3) days following demand, the amount of additional premium for fire insurance payable by reason thereof.

     Section 19.04. No abatement, diminution, or reduction in annual minimum rental or any sums constituting additional rent shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation or loss of business caused directly or indirectly, by any present or future laws, ordinances, rules or regulations, requirements or orders of federal, state, county, township or municipal governments or any other lawful authority whatsoever, or by priorities, rationing, or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord, nor shall this Lease be affected by any such causes.

                                ARTICLE 20. SIGNS

     Section 20.01. Tenant shall not place, install or maintain any sign upon or outside the Demised Premises or in the Center until approved by Landlord, nor shall Tenant place, install or maintain any sign within one-half mile of the Center; nor shall Tenant place, install or maintain any awning, canopy, aerial, antenna or the like in or upon the Demised Premises, the Building or the Center. Any sign must conform to all applicable rules, regulations, codes and directives of governmental agencies having jurisdiction, and Tenant shall, at its expense, apply for and obtain all permits necessary in connection therewith. If Landlord shall submit to Tenant a general sign criteria or specification, Tenant shall comply therewith. Tenant shall be solely responsible for all maintenance and repairs respecting its signs. Notwithstanding the foregoing, Tenant shall be permitted to place a panel on the Center identification sign, and subject to local code, Tenant may place a sign on the lawn in front of the Building, subject to Landlord's approval of the size and design thereof, which approval shall not be unreasonably withheld or delayed.

                    ARTICLE 21. TENANT'S ADDITIONAL COVENANTS

     Section 21.01. Tenant covenants and agrees for itself, its officers, employees, contractors, agents, servants, licenses, invitees, subtenants, concessionaires, and all others doing business with Tenant (hereinafter for the purposes of this Article, collectively referred to as "Tenant") that:

          (a) Deleted prior to execution.

          (b) Tenant shall not encumber or obstruct the Center or sidewalks in and about the Demised Premises;

          (c) Tenant shall not display, advertise or sell its products or goods in the Common Areas of the Center or sidewalk in and about the Demised Premises;

          (d) Deleted prior to execution.

          (e) Tenant shall not cause or permit trash, refuse, dirt or other rubbish to accumulate on the Demised Premises or in the Center and shall cause same to be promptly removed;

          (f) Tenant shall not injure, overload, deface, commit waste or otherwise harm the Demised Premises or any part thereof;

          (g) Tenant shall not commit any nuisance;

          (h) Tenant shall not permit the emission from the Demised Premises of any objectionable noise or odor;

          (i) Tenant shall not burn any trash, rubbish, dirt or refuse within the Center;

          (j) Tenant shall use the Demised Premises only for business and commercial purpose (subject to the provisions of Article 2 hereof) and Tenant shall not use, allow or permit any industrial, manufacturing or processing activities within the Demised Premises, except as may be expressly permitted by
Section 2.01 of this Lease;

          (k) Tenant shall conform and comply with all non-discriminatory and uniformly applicable rules and regulations which Landlord may promulgate for the management and use of the Center;

          (l) Tenant shall not use any advertising medium that may constitute a nuisance, such as loudspeakers, sound amplifiers or phonographs, in a manner to be heard outside the Demised Premises;

          (m) Tenant shall cooperate with Landlord in promoting the use of the name of the Center;

          (n) Tenant shall not place a load on any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry;

          (o) Tenant shall not install, operate or maintain in the Demised Premises any electrical equipment which will overload the electrical system therein or any part thereof beyond the capacity for proper and safe operation, as determined by Landlord, in relation to the overall system and requirements for electricity in the Building;

          (p) Tenant shall not install, operate, or maintain any electrical equipment in the Demised Premises which does not bear underwriters approval; and

          (q) No portion of the Demised Premises shall be used or occupied for the sale, dispensing, storage or display of food, foodstuffs, or food products for consumption on or off the Demised

Premises, provided that the foregoing shall not prohibit the use and occupancy of the Demised Premises as permitted by Section 2.01 hereof.

                       ARTICLE 22. EASEMENTS FOR UTILITIES

     Section 22.01. Landlord or its designee shall have the right and Tenant shall permit Landlord or its designee to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Demised Premises as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the use or proper operation and maintenance of the Demised Premises, or the Building or any other portion of the Center. Landlord's rights under this Article shall be exercised, as far as practicable, in such manner as to avoid unreasonable interference with Tenant's occupancy of the Demised Premises.

                       ARTICLE 23. CONSENTS AND APPROVALS

     Section 23.01. With respect to any provision of this Lease providing that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

                ARTICLE 24. THERE IS NO ARTICLE 24 IN THIS LEASE

                        ARTICLE 25. END OF TERM HOLDOVER

     Section 25.01. If the last day of the Term of this Lease falls on a Sunday, or legal holiday, this Lease shall expire on the business day immediately following. Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, together with all buildings and improvements thereon, "broom-clean" and in good order and condition, ordinary wear and tear and damage by the elements excepted, and Tenant shall thereupon remove all property of Tenant and, failing to do so, Landlord may cause all of the said property to be removed, stored and/or disposed of at the expense of Tenant. Tenant shall pay all costs and expenses thereby incurred. Any property not so removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord as Landlord, in its sole discretion, shall determine and Tenant hereby releases Landlord from all claims for loss or damage to such property arising out of such retention or disposition thereof. Tenant's obligations under this Article shall survive the expiration or other termination of the Term of this Lease.

     Section 25.02. If Tenant remains in possession of the Demised Premises at the expiration of the Term hereof, Tenant, at Landlord's option, shall be deemed to be occupying the Demised Premises as a Tenant from month to month, at a monthly rental equal to twice the sum of the monthly installment of annual minimum rent payable during the last month of the Term hereof plus all additional rent coming due hereunder. In the event of such holdover, Tenant's occupancy of the Demised Premises, except as aforesaid, shall be subject to all other conditions, provisions and obligations of this Lease, but only insofar as the same are applicable to a month to month tenancy. Such month to month tenancy shall be terminable by Landlord upon one (1) month's notice to Tenant, and if Landlord shall give such notice, Tenant shall quit and surrender the Demised Premises to Landlord as above provided.

                        ARTICLE 26. AUTHORITY TO EXECUTE

     Section 26.01. Landlord and Tenant do hereby respectively represent to the other that it has the capacity to enter into this Agreement.

                               ARTICLE 27. NOTICES

     Section 27.01. All notices to be given pursuant to this Lease shall be in writing and sent by prepaid certified or registered U.S. mail, return receipt requested, or by a recognized overnight courier service which requires acknowledgment of receipt of delivery from addressee, to the address of the parties below specified or at such other address as may be given by written notice in the manner prescribed in this paragraph. Landlord's address for notice shall be c/o National Realty & Development Corp., 3 Manhattanville Road, Purchase, New York 10577. Tenant's address for notices shall be as follows:
Programmer's Paradise, Inc., 1163 Shrewsbury Avenue, Shrewsbury, New Jersey 07702, Attn: Chief Financial Officer, with a copy of all notices sent to:
Giordano,  Halleran & Ciesla,  125 Half Mile Road,  Lincroft,  New Jersey 07738,
Attn: Edward S. Radzely, Esq. Notice shall be deemed to be given upon delivery to the U.S. Postal Service or recognized overnight courier service.

                              ARTICLE 28. NO BROKER

     Section 28.01. Each party represents and warrants to the other party that it dealt with no broker or other person entitled to claim fees for such services in connection with the negotiation, execution and delivery of this Lease. Each party agrees to defend, indemnify and hold the other party harmless from and against any and all claims for finders' fees or brokerage or other commission which may at any time be asserted against the indemnified party founded upon a claim that the substance of the aforesaid representation of the indemnifying party is untrue, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provision.

                         ARTICLE 29. MEMORANDUM OF LEASE

     Section 29.01. Tenant agrees not to record this Lease. The parties agree, upon request of either, to execute, in recordable form, a short lease entitled "Memorandum of Lease", it being the intention of the parties that this Lease will not be recorded, but only a memorandum thereof. Such short form lease shall contain those provisions of this Lease as shall be desired in the reasonable discretion of counsel for the parties hereto, provided that in no event shall such short form lease contain any provisions relevant to the annual minimum rent and/or additional rent payable under this Lease.

                       ARTICLE 30. AIR AND WATER POLLUTION

     Section 30.01. Tenant hereby indemnifies and saves Landlord harmless against any claim, damage, liability, costs, penalties or fines which the Landlord may suffer as a result of air, land or water pollution caused by Tenant in its use or occupancy or manner of use or occupancy of the Demised Premises or in its storage, handling, possession, transportation and/or disposal of any Hazardous Waste or Hazardous Substance (as such terms are hereafter defined) within or about the Demised Premises. Tenant covenants and agrees to notify Landlord immediately of any claim or notice served upon it with respect to any such claim that Tenant is causing air, land or water pollution; and Tenant, in any event, will take immediate steps to halt, remedy and cure any pollution of air, land or water caused by Tenant by its use of the Demised Premises, at it s sole cost and expense.

     Section 30.02. (a) Tenant shall comply with all state and federal environmental laws, including the Spill Compensation and Control Act ("SCCA") (N.J.S.A. 58:10-23.11 et seq.) and Industrial Site Recovery Act ("ISRA") (N.J.S.A. 13:1K-6 et seq.) as the same may have been or may hereafter be amended (collectively, the "Environmental Statutes") as the same may relate to Tenant's use and occupancy or manner of use and occupancy of the Demised Premises or any act or failure to act of Tenant. Tenant shall supply Landlord on demand with any information Landlord may require in order to enable Landlord to comply with the Environmental Statutes, including, without limitation, ISRA, whether upon the transfer of title or closing of operations at the Demised Premises, or for any reason whatsoever.

     Section 30.02. (b) Tenant shall not use the Demised Premises for the purpose of refining, producing, storing, handling, transferring, processing or transporting said "Hazardous Substances", as such term is defined in N.J.S.A. 5B:10-23.11b(k) of the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10- 23.11 et seq.).

     Section 30.02. (c) Tenant shall not use the Demised Premises to generate, manufacture, refine, transport, treat, store, handle or dispose of "Hazardous Substances", or "hazardous Wastes", as such terms are defined in N.J.A.C. 7:1-3.3.

     Section 30.02. (d) Tenant shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a "Hazardous Substance", as such term is defined in N.J.S.A. 58:10-23.11b(k) into waters of the State of New Jersey or onto the lands from which it might flow or drain into said waters, or into waters outside the jurisdiction of the State of New Jersey where damage may result to the lands, waters, fish, shellfish, wildfire, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

     Section 30.02. (e) Tenant shall not use the Demised Premises as a "Major Facility", as such term is defined in N.J.S.A. 58-10-23.1b(1).

     Section 30.02. (f) Tenant shall not install nor permit to be installed in the Demised Premises friable asbestos or any
substance   containing  asbestos  and  deemed  hazardous  by  federal  or  state regulations respecting such material.

     Section 30.03. Tenant represents that Tenant has not received a summons, citation, directive, letter or other communication, written or oral, from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on Tenant's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k), into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

     Section 30.04. (a) In the event that Tenant does not expeditiously proceed with any compliance required by any State or Federal authority under the Environmental Statutes, Landlord may elect to undertake such compliance in order to protect its interest in the Demised Premises. Any monies expended by Landlord in efforts to comply with any environmental statute (including but not limited to: the costs of hiring consultants, undertaking sampling and testing, performing any cleanup necessary or useful in the compliance process and attorney's fees), together with interest at the maximum rate permitted by law, will be added to and payable with the next payment of annual minimum rental due from Tenant, or will be payable on demand of Landlord.

     Section 30.04. (b) Tenant will provide Landlord with all information as to the use or manner of use of the Demised Premises by Tenant, and an environmental audit of the Demised Premises which is designed to describe any materials on the Demised Premises which would require a filing and/or any disclosure under the Environmental Statutes in the event of any transfer or closure, or which would require remedial action under any other Environmental Statutes.

     Section 30.04. (c) In the event that Tenant receives notice from the Department of Environmental Protection or any other governmental authority or bureau having or asserting jurisdiction thereover under SCCA of a discharge on or about the Demised Premises, or any other notice of violation of the Environmental Statutes or any alleged or claimed violation thereof, Tenant will immediately send a copy of such notice to Landlord and Tenant will promptly proceed to remedy the condition described in the notice. Tenant shall take all action necessary to ensure that the SCCA administrator does not spend Spill Fund monies to clean up the site. In the event that the SCCA administrator should spend money cleaning up property owned by Landlord due to Tenant's use or occupancy or manner of use or occupancy of the Demised Premises or the act or failure to act of Tenant, and/or a lien is imposed on the Demised Premises or any portion of the parcel of which it forms a part of any property of Landlord, Landlord may take such actions as it deems necessary to remove such lien, including satisfaction thereof, or may require it to be bonded by Tenant, and Tenant agrees to defend, indemnify and hold Landlord free and harmless from and against all loss, costs, damage and expense (including attorney's fees and costs) Landlord may sustain by reason of the assertion against Landlord by any party of any claim in connection therewith. Landlord may demand such security, in amounts and types which it deems appropriate in its sole discretion, for the purpose of protecting its property from any such lien or to guarantee cleanup.

                        ARTICLE 31. METHOD OF CALCULATION

     Section 31.01. Landlord shall have the right at any time during the Term or any extension term hereof, and Tenant hereby consents thereto, to subdivide Lot No. 3/1 into such additional lot or lots as Landlord may in its sole discretion elect, provided that the whole of the Building shall remain entirely within one such subdivision and/or to expand Lot No. 3/1. Notwithstanding anything contained in this Lease to the contrary, in the event of any such subdivision and/or expansion of Lot No. 3/1 by Landlord then, at Landlord's option, (i) references in this Lease to Lot No. 3/1 may be deemed to be to the original (pre-subdivision or pre-expansion, as the case may be) Lot No. 3/1 or any portion(s) thereof of which the Demised Premises forms a part, and (ii) in calculating Tenant's proportionate share(s), Landlord may use as the denominator of the fraction(s) representing Tenant's proportionate share(s) the building(s) or portions thereof within said original Lot No. 3/1 or any portion(s) thereof of which the Demised Premises forms a part. In the vent of such subdivision and/or expansion, Tenant agrees to execute an agreement in recordable form setting forth the description of Lot No. 3/1 as so subdivided or expanded, as the case may be, and as renamed and/or renumbered.

                ARTICLE 32. THERE IS NO ARTICLE 32 IN THIS LEASE.

                ARTICLE 33. THERE IS NO ARTICLE 33 IN THIS LEASE.

                       ARTICLE 34. RELATIONSHIP OF PARTIES

     Section 34.01. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as constituting the Landlord a partner of Tenant in the conduct of Tenant's business, or as creating the relationship of principal and agent or joint venturers between the parties hereto, it being the intention of the parties hereto that the relationship between them is and shall at all times be and remain that of Landlord and Tenant only. Tenant agrees upon the demand of Landlord to deliver to Landlord and any mortgagee of Landlord the most recently available financial statements of Tenant and any guarantor of this Lease, certified to by a certified public accountant, and updated to the extent reasonably requested by Landlord or any such mortgagee.

                              ARTICLE 35. CAPTIONS

     Section 35.01. The Article captions contained herein are for convenience only and do not define, limit, or construe the contents of such Articles and are in no way to be construed as a part of this Lease.

                             ARTICLE 36. DEFINITIONS

     Section 36.01. words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

     Section 36.02. If any provisions of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                          ARTICLE 37. ENTIRE AGREEMENT

     37.01. This instrument of Lease contains the entire and only agreement between the parties concerning the Demised Premises. No prior oral or written statements or representation, if any, of any party hereto or any representative of a party hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified in any way, except by a writing executed by Landlord and Tenant. No oral agreement or representations shall be deemed to constitute a lease other than this agreement. This agreement shall not be binding until it shall have been executed and delivered by Landlord and Tenant. The submission of this Lease to Tenant prior to its execution by Landlord shall not be an offer to lease.

                       ARTICLE 38. SUCCESSORS IN INTEREST

     Section 38.01. All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns, as the case may be. In the event Landlord or any successor-lessor (owner) of the Demised Premises shall convey or otherwise dispose of the Demised Premises and/or the Center and/or the Tax Lot of which the Demised Premises forms a part, all liabilities and obligations of Landlord or such successor-lessor (owner), as Landlord under this Lease shall terminate upon such conveyance or disposal.

     Section 38.02. If Landlord, or any successor in interest to Landlord, shall be an individual, joint venturer, executor, estate, personal representative, conservator, tenancy-in-common, trustee, trust, limited liability company, limited liability partnership, partnership, general or limited, firm or corporation, there shall be no personal liability on the part of such individual or on the part of any members of such joint venture, tenancy-in-common, trustee, trust, company, partnership, firm or corporation, its officers, directors, managers or stockholders, or on the part of such joint venture, estate, tenancy-in-common, trustee, trust, company, partnership, firm or corporation as to any of the provisions, covenants or conditions of this Lease. Tenant hereby acknowledges that it shall look solely to the real property interest of Landlord in Lot No. 3/1 (or, in the event of a subdivision of said Lot, such subdivided portion thereof which includes the Demised Premises) for the satisfaction or assertion of any claims, rights and remedies of Tenant against Landlord, in the event of breach by Landlord of any of the terms, provisions, covenants or conditions of this Lease.

                          ARTICLE 39. EXTENSION OPTION

     Section 39.01. (a) Renewal. Provided that Tenant is not in default hereunder, Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for One (1) additional period of Five (5) years (the "Renewal Term")), by giving Landlord notice thereof at least nine (9) months notice, prior to the date of expiration of the term of this Lease. If Tenant shall exercise the Renewal Option, then this Lease shall be extended for the Renewal Term upon all of the terms, covenants, and conditions contained in this Lease, except that, during the Renewal Term, the annual minimum rental for said term shall be 100% of the annual market value (the "Market Value Rent") of the Demised Premises (assuming Tenant has removed all of its personal property and such other property as this Lease permits Tenant to remove) on the date that Tenant exercises the Renewal Option) the "Exercise Date"), determined as provided in Section (b) below).

     Section 39.01. (b) Arbitration. The term "Market Value" shall mean the annual minimum rental that a willing Tenant would pay and a willing Landlord would accept in an arms-length lease of the Demised Premises as of the Exercise Date, assuming the same terms and conditions set forth in this Lease, and the Demised Premises being in the condition described in (a) above. If Landlord and Tenant shall fail to agree upon the Market Value Rent within (60) days after the Exercise Date, then Landlord and Tenant each shall give notice (the
"Determination   Notice")  to  the  other   setting   forth   their   respective
determinations of the Market Value Rent, and, subject to the provisions of Section (c) below, either party may apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator satisfactory to both parties to render a final determination of the Market Value Rent. If landlord and Tenant cannot agree upon an arbitrator, the parties shall Jointly apply to the assignment judge of Monmouth County to select an arbitrator. The arbitrator shall be a real estate appraiser, consultant, or broker who shall have at least (15) year continuous experience in the business of appraising or office leasing. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty
(30) days after having been appointed, choose one of the determinations set forth in either Landlord's or Tenant's Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section (b), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section (b) shall be final and binding in fixing the Market Value rent. The arbitrator shall not have power to add to, modify or change any of the provisions of this Lease.

     Section 39.01. (c) Arbitration canceled. In the event that the determination of the Market Value Rent set forth in the Landlord's and Tenant's Determination notices shall differ by less than three (3%) percent per rentable square foot per annum for the applicable Renewal Term, then the Market Value Rent shall not be determined by arbitration, but shall instead be set by taking the average of the determination set forth in Landlord's and Tenant's Determination Notices. Only if the determinations set forth in Landlord's and Tenant's Determination Notices shall differ by more than three (3%) percent per rentable square foot per annum for the applicable Renewal Term shall the actual determination of Market Value Rent be made by an arbitrator as set forth in Section (b) above.

     Section 39.01. (d) Late determination. If for any reason the Market Value Rent shall not have been determined prior to the commencement of the Renewal Term, then, until the Market Value Rent , and, accordingly, the annual minimum rental, shall have been finally determined, the annual minimum rental shall remain the same as payable during the last year of the expiring term of the Lease. Upon final determination of the Market Value Rent, an appropriate adjustment to the annual minimum rental shall be made reflecting such final determination, and Tenant, shall promptly pay to Landlord any deficiency, in the payment of annual minimum rental from the commencement of the Renewal Term to the date of such final determination.

     Section 39.01. (e) Minimum Renewal Term Rental. Notwithstanding anything contained in this Article to the contrary, in no event shall the annual minimum rental payable by Tenant during the extension term be less than TWO HUNDRED TWENTY FIVE THOUSAND AND 00/100 ($225,000.00) DOLLARS per annum

                              ARTICLE 40. APPROVALS

     Section 40.01. Landlord will promptly file all necessary applications and information and proceed with due diligence to obtain all governmental permits, consents and approvals (including, without limitation, a building permit) enabling Landlord to perform the Landlord's Work (herein referred to as the "Approvals"). The Approvals shall be deemed to have been issued on the date when all such permits, consents and approvals are final and unappealable (such date referred to herein as the "Approvals Date"). Tenant shall cooperate with Landlord's efforts to obtain Approvals. If Landlord fails to obtain such Approvals (or any of same) on or before one hundred eighty (180) days from the date hereof, Landlord and Tenant shall have the right to terminate this Lease as herein provided at any time prior to the issuance of the Approvals, provided, however, that the non-termination party may stay the other party's termination of this Lease for a period of sixty (60) days (hereinafter called the "Approvals Extension Period") if the non-terminating party shall in good faith believe that the non- terminating party shall be able to obtain the Approvals within the Approvals Extension Period, whereupon the non-terminating party shall diligently pursue obtaining the Approvals, failing which the termination of this Lease by the terminating party shall automatically take effect on the sixtieth (60th) day of the Approvals Extension Period. If this Lease is terminated in the manner set forth in this Section 40.01, the parties shall be released from any and all further rights and/or obligations hereunder accruing after the effective date of such termination.

WITNESS:


-----------------------------            ---------------------------------------
                                         ROBERT C. BAKER, INDIVIDUALLY, AS
                                         TRUSTEE UNDER TRUST AGREEMENT DATED
                                         MARCH 15, 1984 FOR THE BENEFIT OF
                                         ASHLEY S. BAKER AND AS MANAGING
                                         GENERAL PARTNER OF BAKER 1985
                                         FAMILY PARTNERSHIP


-----------------------------            ---------------------------------------
                                         GERALD H. BAKER


-----------------------------            ---------------------------------------
                                         MARTIN S. BERGER, TRUSTEE  UNDER
                                         TRUSTEE AGREEMENT DATED MARCH 15
                                         1984 FOR THE BENEFIT OF ASHLEY S.
                                         BAKER

                                                         BY
-----------------------------            ---------------------------------------
                                         JOHN C. ORRICO        ATTORNEY-IN -FACT


-----------------------------            ---------------------------------------
                                         ALAN M. OSHINS, AS TRUSTEE UNDER
                                         TRUST ESTABLISHED UNDER ARTICLE IV
                                         OF THE LAST WILL AND TESTAMENT OF
                                         HARVEY B. OSHINS


                                         KAREN SPIEGEL
-----------------------------            ---------------------------------------


ATTEST:                                  PROGRAMMER'S PARADISE, INC.,
                                         a Delaware corporation


                                         By:
-----------------------------               ------------------------------------
                                            Name:    Roger Paradis
                                            Title:   President

STATE OF NEW YORK)

                        SS.:

COUNTY OF WESTCHESTER)

     BE IT REMEMBERED, that on this ____ day of May, 1997, before me, the subscriber personally appeared ROBERT C. BAKER, INDIVIDUALLY, AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 15, 1984 FOR THE BENEFIT OF ASHLEY S. BAKER AND AS MANAGING GENERAL PARTNER OF BAKER 1985 FAMILY PARTNERSHIP, and JOHN G. ORRICO, BY HIS ATTORNEY-IN-FACT, ROBERT C. BAKER, who I am satisfied are the persons named in and who signed the within instrument, and, thereupon they acknowledged that they signed, sealed and delivered the same as their respective act and deed, for the uses and purposes therein expressed.



                            --------------------------
                                  NOTARY PUBLIC

STATE OF          )

                   SS.:

COUNTY OF         )

     BE IT REMEMBERED, that on this _______ day of ____, 1997, before me, the subscriber personally appeared GERALD H. BAKER, who I am satisfied is the person named in and who signed the within instrument, and, thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.



                            ---------------------------
                                  NOTARY PUBLIC

STATE OF          )

                   SS.:

COUNTY OF         )

     BE IT REMEMBERED, that on this _____ day of ______, 1997, before me, the subscriber personally appeared MARTIN S. BERGER, AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 15, 1984 FOR THE BENEFIT OF ASHLEY S. BAKER, who I am satisfied is the person named in and who signed the within instrument, and, thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.



                            ---------------------------
                                  NOTARY PUBLIC

STATE OF         )

                  SS.:

COUNTY OF        )

     BE IT REMEMBERED, that on this _____ day of ______, 1997, before me, the subscriber personally appeared ALAN M. OSHINS, AS TRUSTEE UNDER TRUST ESTABLISHED UNDER ARTICLE IV OF THE LAST WILL AND TESTAMENT OF HARVEY B. OSHINS, who I am satisfied is the person named in and who signed the within instrument, and, thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.



                            ---------------------------
                                  NOTARY PUBLIC

STATE OF          )

                   SS.:

COUNTY OF         )

     BE IT REMEMBERED, that on this ____ day of _________, 1997, before me, the subscriber personally appeared KAREN SPIEGEL, who I am satisfied is the person named in and who signed, sealed and delivered the same as her act and deed, for the uses and purposes therein expressed.


                                           ---------------------------

                                                              NOTARY PUBLIC

STATE OF NEW       )

                    SS.:

COUNTY OF          )

     BE IT REMEMBERED, that on the ________ day of _______, 1997, before me, the subscriber, a notary public of the State of ________________, personally appeared Roger Paradis, President of PROGRAMMER'S PARADISE, INC., who, I am satisfied, is the person who signed the within instrument; and I having first made known to him the contents thereof, he thereupon acknowledged that he signed, sealed with the corporate seal and delivered the said instrument as such officer aforesaid, and that the within instrument is the voluntary act and deed of said corporation.

                                                     ---------------------------
                                                              NOTARY PUBLIC

                                    EXHIBIT B
                                    ---------

                       WORK LETTER TO BE ATTACHED TO LEASE
                          TO PROGRAMMERS PARADISE, INC.
                           SHREWSBURY BUSINESS CENTER
                             SHREWSBURY, NEW JERSEY

1.   SIZE

     Overall size of Shrewsbury Avenue is approximately 18,000 square feet, within which approximately 18,000 square feet shall be completed as office area. All of the foregoing shall be constructed in accordance with the following specifications and plans to be developed therefrom by Landlord's Architect to meet the design criteria specified below. Any work not expressly specified herein and any work necessary to comply with codes attributable to Tenant's use shall be furnished and installed at the sole cost and expense of Tenant.

2.   SPACE ALLOCATION

     All office areas shall have suspended 9'0" high ceilings, painted walls, recessed lighting, carpeted floors or resilient tile at Tenant's option.

3.   BUILDING SHELL

     A. Type of Construction - Structural steel frame, bar joists, metal decking, precast concrete.

     B. Exterior - Front and side elevations are precast concrete, rear elevation is block (which may be smooth face), which block is waterproof and insulated.

     C. Architectural Metal - Sections of the front and side walls may be covered with fluted metal panels above window line.

     D. Front Entrances and Sidelites - Doors and frames shall be made up of aluminum tubes and frames. One double glass front entrance with two (2) sidelites. Two (2) side entrances with single glass doors and single sidelites.

     E. Canopy - Canopies of similar design and look to the existing buildings on site will cover all entrances. The finish will conform to that the architectural design of the Building.

     F. Windows - Fixed lites are solar bronze set into an aluminum frame. Widow locations as per Exhibit B-1.

     G. Roof - Single ply EPDM membrane or three-ply modified asphalt, insulated with four ply built-up smooth fiberglass. Insulation mechanically fastened to ribbed metal decking.

4.   COMPONENT DESCRIPTION & SPECIFICATIONS FOR INTERIOR

     A. Floor Slab - All concrete floor slabs are approximately 4" in thickness and include wire mesh, 3,000 p.s.i. concrete.

     B. Bay Size - All bays measure 30 feet in width and 30 feet in depth (front to rear). Area of Bay - 900 sq. Ft.

5.   OFFICE AREA

     Office space shall be constructed in accordance with Exhibit B-1 and the following design specifications:

     Office and Conference Room partitions to be insulated.

     A. Interior Partitions - All interior partitions of finished area shall be constructed of 1/2" gypsum board, taped and spackled on each side of 3-5/8" metal studs, at Landlord's option 16" or 24" on center, to underside of ceiling and covered with two coats of paint (Tenant's choice of color from Landlord's standard selections). Landlord shall provide drywall finish to restrooms and inside of exterior walls. As shown on attached floor plan the partitioning will go to the deck in the following offices: president, executive vice president, vice president-finance and main conference room. Partitioning to penetrate ceiling at least one (1') foot on perimeter partition of training room, printer room, computer room and bathrooms. Paint to be Conlux or equal.

     B. Doors and Frames - Within the office areas, 3'-0"x7'0" stain grade solid core wood doors with hollow metal frames shall be provided on the basis of a Building Standard of one door per 40 lineal feet of interior partitioning. Doors to be sealed and frames to be painted. Landlord to provide restroom and utility room doors. Side lites provided at the quantity of 1 per 1500 square feet rentable. Storage area door to be extra height (double doors) metal. Paint to be Conlux or equal.

     C. Hardware - All interior doors provided with standard weight lever hardware with locks. Door closer provided on entrance door. Finish shall be Schlage or equal. Door closets and crash bars as required by code, including lavatories, ingress/egress doors, doors into storage room and training room. All locks will have one (1) master and three (3) submaster keys.

     D. Ceilings - Suspended acoustical tile ceilings, 2'x4' lay- in, illusion #3575 by USG (second look tile) or equal to a height of 9'-0" above finished floor.

     Offices, Conference Rooms, computer room, printer room, training room and lunch room to be insulated for sound.

     E. Floor-Coverings - Office area shall be carpeted with 30 oz. commercial grade from Landlord Standard Selection. Tenant's choice of color from Landlord's standard selections.

     Vinyl tile in lunchroom/kitchenette, anti-static in commuter room, print room and tech support lab. Tenant's choice from Landlord's standard selection (congoleum or equal).

     Tile room floors to be covered with ceramic tile, includes base, and ceramic tile to 4'0" above finish floor.

     F. Vinyl Base - Four inch high building standard vinyl base shall be provided along both sides of all partitions and column enclosures. Tenant's choice from Landlord's standard selection (Nafco or equal).

6.   PLUMBING (per 6,000 square feet of floor area)

     Landlord to provide three (3) men's lavatories inclusive of a total of four
(4) water closets, three urinals and four wall hung sinks, and three (3) ladies lavatories inclusive of a total of four (4) water closets and four (4) wall hung sinks. Provisions for handicapped shall be included. Sanitary system connected to



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



Borough of Shrewsbury sewer system. All toilets and urinals shall be flushometer type fixtures.

7.   ELECTRICAL

     A. BASIC SERVICE

     1. Electrical conductors and distribution equipment will be provided to deliver 277 volts for fluorescent lighting, 480 volts for H.V.A.C. equipment and 120 volts for general usage.

     2. Service -300 amp.

     3. Circuit breaker panel will be provided for Tenant.

     4. Tenant to be metered independently.

     B. LIGHTING

     1. Office area to be provided with 2'x4' recessed lighting fixture. One fixture will be provided for every 90 square feet of office floor area. All fixtures to be prismatic lense type except in conference room and private offices which shall receive parabolic lighting.

     2. Storage room to be provided with six (6) eight (8') foot fluorescent strip fixtures.

     C. SWITCHES AND OUTLETS

     1. One switch per room.

        Open landscape area to have four (4) switches.

        All offices with multiple entrances to have two (2) switches.

        Outlets - 3 Offices:

               3 duplex
               1 data/voice

        Outlets - 9 Offices:

               4 duplex
               1 data/voice

        Floor Outlets:

               1 per 1500 square feet

        Perimeter Walls:

               1 duplex per 20 liner feet

        Miscellaneous:

               18 dedicated 20 amp outlets to be located as directed by Tenant

               4 GFI duplex located in lunchroom/kitchenette

               4 duplex to be located as directed by Tenant



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



8.   OFFICE AIR CONDITIONING

     Office areas shall be air conditioned to provide 72 degrees F. when the outside temperature is 91 degrees F., based on typical standard office use. (Maximum average design is one ton of HVAC for each 350 square feet of usable space). HVAC system to have a minimum of six (6) zones for cooling and heating. Printer and computer rooms to be serviced by independent unit for heating and cooling.

9.   OFFICE HEAT

     Forced hot air to provide 70 degrees F. when outside temperature is 0 degrees F., based on typical standard office use. Minimum of ten (10%) percent recirculation of fresh air.

10.  SPRINKLERS

     The entire building will be sprinklered for ordinary hazard Group II type usage. Should there be a change in usage and/or grouping as a result of Tenant's business requirements and layout, required changes shall be paid for by Tenant. Landlord will provide a maximum of one (1) sprinkler head per 225 square feet of floor space in the office area or per code whichever is greater.

11.  LANDSCAPING

     Landscaping provided throughout the site includes trees, shrubs, lawn and ground cover on a topsoil base. All landscaped areas are irrigated and controlled by zone valves. Landlord to screen loading area to Osteotech premises.

12.  SIGNS

     Tenant shall provide logo design and other signage requirements to Landlord. Landlord shall have the right to approve the logo and other requirements. Landlord shall provide aluminum sign and install same in accordance with the standard for Shrewsbury Business Center. The furnishing and installation of plastic letters/logo shall be at the Tenant's expense. Tenant shall have signage on main entry sign equal to 1/3 of entire sign face. All signage subject to applicable zoning ordinances.

13.  WINDOW TREATMENT & CABINETRY

     A. All windows and sidelites shall have window treatments furnished and installed at Landlord's sole cost and expense. Tenant's choice of color from Landlord's Standard Selection with minimum quality equal to window treatment in tenants current offices at 1163 Shrewsbury Avenue.

     B. Landlord to furnish and install fourteen (14) linear feet of base cabinets (inclusive of two (2) double sinks) and ten (10) linear feet of wall hung cabinets. Tenant's choice from Landlord's Standard Selection.

14.  STORAGE AREA AND LOADING DOCKS

     A. 1,000 sq. ft. of full height storage space at rear of building with loading dock. Concrete floor sealed with Conlux or equivalent.

     B. Two (2) additional planned loading docks (for future) at rear of building with window installed instead of overhead door at



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



location shown on Exhibit B-1. One (1) additional dock (future) to have concrete pad for trailer delivery.

     C. Two metal personnel doors to be installed as per Exhibit B-1.

15.  MAIN AND SIDE ENTRANCE VESTIBULES

     A. One double glass door main entrance interior vestibule.

     B. Two single glass door interior side entrance vestibules.

16.  JANITOR CLOSET

     One (1) janitors closet with slop sink next to lavatories or kitchen. Location to be determined by final floor plan.

17.  CLOSETS

     Install 40' of stainless closet rod and solid core hinged or sliding doors at locations determined by final floor plan.

18.  MISCELLANEOUS WORK

     A. All "extras" furnished by Landlord, at Tenant's cost, as provided herein or hereafter agreed to, shall be computed at Landlord's cost, plus 10 percent overhead, plus 10 percent profit.

     B. Credits to Tenant based upon deletions and reductions below Building Standard set forth above, shall be computed based upon Landlord's unit cost set forth above, without factor of overhead and profit.

     C. All prices, if any, set forth in this Work Letter are predicated upon quotations now in the hands of Landlord. Such quotations, by their terms, expire at various intervals and accordingly these prices are subject to variation based upon market conditions following the expiration of such quotations.

     D. All prices are subject to inclusion of applicable taxes, but Landlord's overhead and profit shall be computed without regard to such taxes.

     E. Landlord shall furnish Tenant with a statement(s) computing the net extras or credits due to Landlord or Tenant, as the case may be. Any amount due to Landlord shall be due and payable in full simultaneously with the delivery by Tenant to Landlord of the authorization for such work. Any credit due Tenant shall give rise to a reduction in the first installments of minimum rent and additional rent until such credit has been exhausted.

     F. With execution of this Lease, Tenant shall furnish Landlord with design criteria and specifications necessary to enable Landlord to comply with its obligations above. All authorizations, deletions and implementations of the foregoing Work Letter shall be in writing and confirmed by authorized representatives of Landlord and Tenant.

     G. If there shall be any conflict between the provisions of this Work Letter and the final approved Plans, the final approved Plans shall govern and control.

     H. Landlord reserves the right to substitute for any materials and equipment specified herein, materials and equipment of substantially equal quality.



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


     I. Unless specifically stated in this Exhibit B or this Lease to the contrary, and notwithstanding anything contained on any plans or drawings (including Exhibit B-1 annexed hereto, if any) Tenant, and not Landlord, shall be responsible for furnishing and installing at its sole cost and expense any and all furniture, Tenant fixtures, appliances, shelving, cabinetry, phone systems, computer wiring, landscaped furniture, modular partitioning, work stations, computers and the like for the Demised Premises.








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